                           ARTICLES OF INCORPORATION

                                       OF

                             MASTER VENTURES, INC.


         THE UNDERSIGNED natural person of the age of twenty-one (21) years or more, acting as incorporator of a corporation under the Nevada Business Corporation Act, adopts the following Articles of Incorporation for such corporation.

                                ARTICLE I - NAME

         The name of the Corporation is Mater Ventures, Inc.

                             ARTICLE II - DURATION

         The duration of the corporation is perpetual.

                             ARTICLE III - PURPOSES

         The purpose or purposes for which this corporation is engaged are:

         (a) To engage in the specific business of making investments, including investment in, purchase and ownership of any and all kinds of property, assets or business, whether alone or in conjunction with others. Also, to acquire, develop, explore and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

         (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or



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
                 assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

         (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

         (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

                               ARTICLE IV - STOCK

         The aggregate number of shares which this corporation shall have authority to issue is 100,000,000 shares of Common Stock having a par value of $.001 per share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

                             ARTICLE V - AMENDMENT

         These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.

                        ARTICLE VI - SHAREHOLDERS RIGHTS

         The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre- emptive rights to acquire unissued shares of the stock of this corporation.

                          ARTICLE VII - CAPITALIZATION

         This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of said shares.

                    ARTICLE VIII - INITIAL OFFICE AND AGENT

                           The Corporate Trust Company of Nevada
                           One East First Street
                           Reno, NV 89501

                           ARTICLE IX - DIRECTORS

         The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

         The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.

         The number of directors constituting the initial Board of Directors of this corporation is one. The name and address of the person who is to serve as the initial Director until the first annual meeting of stockholders or until his successor is elected and qualify, is:

                 NAME                                       ADDRESS

         Paul R. Millard                           421 Raygene Way
                                                   North Salt Lake, UT 84054


                            ARTICLE X - INCORPORATOR

         The name and address of the incorporator is:


                 NAME                                       ADDRESS


         Thomas G. Kimble, Attorney                311 South State, Suite 440
                                                   Salt Lake City, UT 84111



                                   ARTICLE XI

              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

         No contract or other transaction between this corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                  ARTICLE XII

                      LIABILITY OF DIRECTORS AND OFFICERS

         No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director of officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law,
(i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

         The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

                                  ARTICLE XIII

                      ACQUISITIONS OF CONTROLLING INTEREST

         The provisions of NRS78.378-78.3793 shall not apply to any acquisition of a controlling interest in this corporation.

         Under penalties of perjury, I declare that these Articles of Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.

         DATED this 9th day of February, 1989.

                                        /s/ Thomas G. Kimble
                                        ------------------------------
                                        Thomas G. Kimble



STATE OF UTAH             )
                          : ss.
COUNTY OF SALT LAKE       )

         On the 9th day of February, 1989, personally appeared before me, Thomas G. Kimble, who duly acknowledged to me that he signed the foregoing Articles of Incorporation.

My Commission Expires:                  /s/ Jody York
                                        ------------------------------
                                        NOTARY PUBLIC

                                        Residing at:
-----------------------------------                 ------------------

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                             MASTER VENTURES, INC.


         Pursuant to the applicable provisions of the Nevada Business Corporations Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

         FIRST: The present name of the Corporation is Master Ventures, Inc.

         SECOND: The following amendment to its Articles of Incorporation was adopted by majority vote of shareholders of the Corporation on September 26, 1990 in the manner prescribed by Nevada law.

         1.      Article I, is amended as follows:

                           ARTICLE I - CORPORATE NAME

         The name of the corporation (hereinafter called the Corporation) is Magnum Petroleum, Inc.

         2.      Article IV is replaced as follows:

                               ARTICLE IV - STOCK

         A.      Common Stock.

         The aggregate number of shares of Common Stock which the corporation shall have authority to issue is 100,000,000 shares at a par value of $.001 per share. All stock when issued shall be fully paid and non-assessable.

         No holder of shares of Common Stock of the corporation shall be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or thereafter be authorized to issue. The Board of Directors of the corporation may, however, at its discretion, by resolution determine that any unissued securities of the corporation shall be offered for subscription solely to the holders of common stock of the corporation or solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said board at its discretion may determine.

         Each share of common stock shall be entitled to one vote at stockholders meetings, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholders meetings, whether they be annual or special, shall not be permitted.

         B.      Preferred Stock.

         The aggregate number of shares of Preferred Stock which the Corporation shall have authority to issue is 1,400,000 shares, $.001 par value, which may be issued in such series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation.

         THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 2,413,125 shares.

         FOURTH: The number of shares voted for such amendments was 1,824,285 and the number voted against such amendments was -0-.

         DATED this 27 day of September, 1990.

                                     MASTER VENTURES, INC.



                                     By:   /s/  [signature illegible]
                                        -----------------------------------
                                           President and Secretary

                                  VERIFICATION

STATE OF UTAH             )
                          : ss.
COUNTY OF SALT LAKE       )

         The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of Master Ventures, Inc. that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the amendment duly adopted by the stockholders of the Corporation.


                                           /s/  [signature illegible]
                                       ------------------------------------
                                       Secretary




STATE OF UTAH             )
                          : ss.
COUNTY OF SALT LAKE       )

         Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Master Ventures, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as his own free and voluntary act and deed pursuant to a corporate resolution for the uses and purposes set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 27 day of September, 1990.


My Commission Expires:                      /s/       Van L. Butler
                                           ----------------------------------
                                           NOTARY PUBLIC, residing at



                                           N. Salt Lake, UT
-------------------------------            ----------------------------------

             CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
                 PREFERRED SHARES BY RESOLUTION OF THE BOARD OF
               DIRECTORS PROVIDING FOR ISSUE OF PREFERRED SHARES
                     DESIGNATED AS SERIES B PREFERRED STOCK



         MAGNUM PETROLEUM, INC. (hereinafter referred to as the "Corporation"), a corporation organized and existing under the laws of the state of Nevada in accordance with the Private Corporations Law of the State of Nevada, does hereby certify:

         THAT the Board of Directors of the Corporation, by unanimous consent dated September 25, 1992, adopted a resolution providing for the issuance of "Series B Preferred Stock" with resolutions as follows:

                 RESOLVED: That 925,000 shares of preferred stock may be issued from time to time in Series B.

                 FURTHER RESOLVED: The Series B Preferred Stock is non-assessable. Each Series B share shall be distinctly designated so as to distinguish the shares thereof from all other series or classes. All shares of the Series B Preferred Stock shall be alike in every particular. The holders of record of shares of the Series B Preferred Stock outstanding shall be entitled to receive an annual, cumulative cash dividend equal to 7% of the original purchase price or $.35 per share, per year pro-rated as to the length of time each certificate was issued and outstanding during the year. The annual cash dividend of $.35 per share shall be paid quarterly at the rate of $.0875 per share of Series B Preferred Stock on March 31, June 30, September 30 and December 31. The shareholder record date shall be the date immediately preceding the above stated payment date by ten (10) days. The Company shall pay the dividend only to record owners as of the record date. No dividend shall be paid on the common stock until the dividends set forth above have been paid in full on the preferred stock. Once the cumulative dividend has been paid in full no further dividends will be paid on the series.

                 FURTHER RESOLVED: No share of Preferred Stock shall entitle the holder thereof to vote individually or as a class or otherwise, except on those matters in which the consent of the holders of the Preferred Stock is specifically required by the provisions of the law of the State of Nevada, as now existing or as hereafter amended.

                 FURTHER RESOLVED: All other terms, conditions, preferences, rights and designations of the Series B Preferred Stock as set forth in the attached form of the attached Series B Preferred Stock certificate are hereby adopted and approved.

                 FURTHER RESOLVED: That the proper officers of the Corporation be, and they hereby are, authorized, empowered and directed to execute and file on behalf of the Corporation a statement designating the rights, preferences and privileges of the Series B Preferred Stock if the same is deemed to be required under Nevada law.

                 FURTHER RESOLVED: that the following are the terms, conditions, rights, preferences and designations of the Series B Preferred Stock:

                 1. Shares in Series. The Company shall have 925,000 shares of authorized stock designated as "Series B Preferred Stock" (the "Series B Preferred Stock"). The shares of Series B Preferred Stock have a par value of $.001 per share.

                 2. Voting Rights. The holders of record of said shares of Series B Preferred Stock shall not be entitled to any voting rights except as specifically required under Nevada law.

                 3. Liquidation Rights. In case of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or in any instance, the holders of record of shares of the Series B Preferred Stock then outstanding shall be entitled to participate in the distributions, either in cash or in kind, of the assets of the Company on a priority basis, prior to distributions to common shareholders or holders of any other class of stock, but only to the extent of outstanding shares of Series B Preferred Stock multiplied by a par value of $.001 per share.

                 4. Dividends. The holders of record of shares of the Series B Preferred Stock outstanding shall be entitled to receive an annual, cumulative cash dividend equal to 7% of the original purchase price of $.35 per share, per year pro-rated as to the length of time each certificate was issued and outstanding during the year.

                 The annual cash dividend of $.35 per share shall be paid quarterly at the rate of $.0875 per share of Series B Preferred Stock on March 31, June 30, September 30 and December 31. The shareholder record date shall be the date immediately preceding the above stated payment date by ten (10) days. The Company shall pay the dividend only to record owners as of the record date.

                 The Series B Preferred stock shall not be entitled to participate in any dividends declared over and above the stated dividend rights.

                 5. Automatic Redemption and Conversion to Common Stock. The Series B Preferred Stock will automatically be redeemed by the Company and deemed converted into shares of Common Stock on a share for share basis at such time as the Company has paid to the Series B Unit holders an aggregate of 200% of the total funds originally received by the Company as payment for the Series B Units. In calculating the 200% return to the Series B Unit holders, the Company shall include all distributions or payments made to the Series B Unit holders including all payments made either as dividends on the Series B Preferred Stock or production payments on the Series B Production Certificates.

                 6. Optional Conversion. All conversion rights described herein shall be automatically adjusted to reflect any common stock splits. The Series B Preferred Stock will be convertible, at the option of the holder thereof, into Common Stock in all or in part, into Common Stock upon surrender to the Company of a complete Series B Unit including the Series B Preferred Stock and Series B Production Certificates which were originally issued as a part of said Unit. The Company shall issue 1,000 shares of Common Stock for each Unit converted. Application for conversion must be made during the month of April in any given year. Assuming at least a minimum of 50 Series B Units have been surrendered for conversion, the Company will register the shares of common stock issued in the conversion as soon as practicable after April 30 of said year for the year 1993 and again in 1994.

                 7. Other Matters. The Series B Preferred Stock is non-assessable. The holders of the shares of Series B Preferred Stock will have no other rights other than as established by applicable corporation law, and no pre-emptive, redemption or other rights.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed in its corporate name by its President and Secretary effective as of 25th day of September, 1992.

ATTEST:                                   MAGNUM PETROLEUM, INC.

        Virden L. Parker    /s/           By:   /s/   Lloyd T. Rochford
----------------------------------           ---------------------------------
Virden L. Parker, Secretary                     Lloyd T. Rochford, President

STATE OF UTAH             )
                          : ss.
COUNTY OF SALT LAKE       )

         I, Thomas G. Kimble, a notary public, hereby certify that on this 21st day of January, 1993, personally appeared before me Lloyd T. Rochford, the President of Magnum Petroleum, Inc., who being by me first duly sworn, declared that he is the person who signed the foregoing document, and that the statements therein contained are true.

                                           /s/    Thomas G. Kimble
                                     -----------------------------------------
                                     NOTARY PUBLIC

My Commission Expires:               Residing at   Salt Lake City, Utah
                                                 -----------------------------
     Nov. 1, 1993
-------------------------

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                             MAGNUM PETROLEUM, INC.

         Pursuant to the applicable provisions of the Nevada Business Corporations Act, Magnum Petroleum, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

         FIRST:  The present name of the Corporation is Magnum Petroleum, Inc.

         SECOND: The following amendments to its Articles of Incorporation were adopted by majority vote of shareholders of the Corporation on May 18, 1993 in the manner prescribed by Nevada law.

         1.      Article IV is hereby amended to read as follows:

                               ARTICLE IV - STOCK

         A.      COMMON STOCK.

         The aggregate number of shares of Common Stock which the corporation shall have authority to issue is 50,000,000 shares at a par value of $.002 per share. All stock when issued shall be fully paid and non-assessable.

         No holder of shares of Common Stock of the corporation shall be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or thereafter be authorized to issue. The Board of Directors of the corporation may, however, at its discretion, by resolution determine that any unissued securities of the corporation shall be offered for subscription solely to the holders of common stock of the corporation or solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said board at its discretion may determine.

         Each share of common stock shall be entitled to one vote at stockholders meetings, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholders meetings, whether they be annual or special, shall not be permitted.

         B.      PREFERRED STOCK.

         The aggregate number of shares of Preferred Stock which the Corporation shall have authority to issue is 10,000,000 shares $.001 par value, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation.

         2. The Corporation shall effectuate a 1 for 2 reverse stock split of its shares of common stock outstanding as of May 28, 1993, decreasing said outstanding shares from 4,980,975 shares to 2,490,487 shares. Said reverse stock split to be effective with the commencement of business on June 1, 1993.

         THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 4,980,975.

         FOURTH: The number of shares voted for such amendments by written consent was 2,688,441 (53.9%).

         DATED this 18th day of May, 1993

                                           MAGNUM PETROLEUM, INC.


By:   /s/ Virden L. Parker                 By:  /s/   Lloyd T. Rochford
   ----------------------------------         ---------------------------------
      Virden L. Parker, Secretary               Lloyd T. Rochford, President

                                  VERIFICATION


STATE OF UTAH             )
                          :  ss.
COUNTY OF SALT LAKE       )

         The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of Magnum Petroleum Inc. that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the sole director and stockholders of the Corporation.

                                        /s/    Virden L. Parker
                                     -----------------------------------
                                     Virden L. Parker, Secretary

STATE OF UTAH             )
                          :  ss.
COUNTY OF SALT LAKE       )


         On this 18th day of May, 1993, personally appeared before me, Lloyd T. Rochford as President of Magnum Petroleum, Inc., the signer of the foregoing instrument, whose identity is personally known to me or proven on the basis of satisfactory evidence, who voluntarily signed the document in my presence on behalf of said corporation and has taken an oath or affirmation before me duly attesting to the truthfulness of its contents.

                                                /s/    Patricia B. Haslam
---------------------------------          -----------------------------------
Official Seal                                          Notary Public



STATE OF UTAH             )
                          :  ss.
COUNTY OF SALT LAKE       )


         On this 18th day of May, 1993, personally appeared before me, Virden
L. Parker as Secretary of Magnum Petroleum, Inc., the signer of the foregoing instrument, whose identity is personally known to me or proven on the basis of satisfactory evidence, who voluntarily signed the document in my presence on behalf of said corporation and has taken an oath or affirmation before me duly attesting to the truthfulness of its contents.


                                                /s/    Thomas G. Kimble
---------------------------------          -----------------------------------
Official Seal                                          Notary Public

             CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
                 PREFERRED SHARES OF RESOLUTION OF THE BOARD OF
               DIRECTORS PROVIDING FOR ISSUE OF PREFERRED SHARES
                     DESIGNATED AS SERIES A PREFERRED STOCK

         MAGNUM PETROLEUM, INC. (hereinafter referred to as the "Corporation"), a corporation organized and existing under the laws of the state of Nevada in accordance with the Private Corporations Law of the State of Nevada, does hereby certify:

         THAT the Board of Directors of the Corporation, by unanimous consent dated February 6, 1991 and May 17, 1993 adopted corporate resolutions providing for the issuance of "Series A Preferred Stock" and a Certificate of Designation as follows:

                 RESOLVED: That 216,000 shares of preferred stock may be issued from time to time in Series A.

                 FURTHER RESOLVED: The Series A Preferred Stock is non-assessable. Each Series A share shall be distinctly designated so as to distinguish the shares thereof from all other series or classes. All shares of the Series A Preferred Stock shall be alike in every particular.

                 FURTHER RESOLVED: No share of Series A Preferred Stock shall entitle the holder thereof to vote individually or as a class or otherwise, except on those matters in which the consent of the holders of the Preferred Stock is specifically required by the provisions of the law of the State of Nevada, as now existing or as hereafter amended.

                 FURTHER RESOLVED: All other terms, conditions, preferences, rights and designations of the Series A Preferred Stock as set forth in the attached form of the attached Series A Preferred Stock certificate are hereby adopted and approved.

                 FURTHER RESOLVED: That the proper officers of the Corporation be, and they hereby are, authorized, empowered and directed to execute and file on behalf of the Corporation a statement designating the rights, preferences and privileges of the Series A Preferred Stock if the same is deemed to be required under Nevada law.

                 FURTHER RESOLVED: that the following are the terms, conditions, rights, preferences and designations of the Series A Preferred Stock:

                            SERIES A PREFERRED STOCK

         1. Shares in Series. The Corporation shall have 216,000 shares of $.001 par value share stock designated as Series "A" Preferred Stock ("Series "A" Stock").

         2. Voting Rights. The holders of record of said shares of the Series "A" Stock shall be entitled to one vote per share. However, the holders of record of said shares of the Series "A" Stock shall not be entitled to vote except on those matters in which the consent of the holders of preferred stock is specifically required by Nevada law.

         3. Liquidation Rights. In case of the dissolution, liquidation or winding-up of the Corporation prior to payment of the full dividend on the Series "A" Stock, whether voluntary or involuntary, the holders of record of the shares of the Series "A" Stock then outstanding would receive a liquidation preference from the liquidation proceeds of the West Dilley Prospect and the Hope Prospect in an amount equal to the lesser of such proceeds or the remaining unpaid dividend. On liquidation, the Series "A" Stock shall not participate in any other liquidation proceeds other than from the West Dilley Prospect and the Hope Prospect, except that the Series "A" Stock shall be entitled to receive its par value per share in preference to distributions to the common stock. For purposes of this paragraph 3, a consolidation or merger of the Corporation with any other corporation, whether or not the Corporation is the surviving corporation of such transaction, or a sale, lease, mortgage, pledge, exchange, transfer or other disposition by the Corporation of all or substantially all of its assets, shall not be deemed a liquidation, dissolution or winding up of the Corporation.

         4. Quarterly dividends. The holders of record of shares of the Series "A" Stock outstanding shall be entitled to receive dividends to the extent funds from the West Dilley Prospect and the Hope Prospect as set forth below are available until such dividends reach the cumulative limit of $7.50 per share. The Corporation's share of Net Operating Revenue includes a production payment of 5% of Net Operating Revenue assigned to the Corporation for a limited period of time. The funds available for the payment of dividends shall only be derived from the West Dilley Prospect and from the Hope Prospect. Funds available from the generation of any revenue other than from the West Dilley Prospect and the Hope Prospect shall not be subject to the allocation of any amounts for the payment of dividends. No dividends shall be paid to the common stockholders from proceeds from the West Dilley Prospect and the Hope Prospect until the $7.50 per share dividend has been paid in full to the preferred stockholders. Once the cumulative $7.50 per share dividend has been paid in full, no further dividends will be paid.

         a. Fifty percent (50%) of the Net Operating Revenue received by the working interest owners (5% of the Net Operating Revenue received by the Corporation) from the West Dilley Prospect shall be paid as a dividend to the preferred stockholders until the $7.50 of cumulative dividend, from both the West Dilley Prospect and the Hope Prospect has been paid on each share of Series "A" Stock.

         b. The first $500,000 of Net Operating Revenue from the Hope Prospect shall be excluded from funds available for preferred stock dividends. Thereafter, sixty percent (60%) of the then remaining Net Operating Revenue received by the working interest owners (75%) of the Net Operating Net Operations Revenue received by the Corporation) from the Hope Prospect shall be paid as dividends to preferred stockholders until one-half of the $7.50 cumulative dividend from both the Hope Prospect and the West Dilley has been paid on each share of Series "A" Preferred Stock. After one-half of the cumulative dividend has been paid to preferred stockholders of Series "A" Stock, fifty percent (50%) of the then remaining Net Operating Revenue received by the working interest owners (62.5% of the Net Operating Revenue received by the Corporation) from the Hope Prospect shall be paid as dividends to preferred stockholders until all of the $7.50 cumulative dividend has been paid on each share.

         5. Redemption. The Series "A" Stock shall not be subject to redemption unless agreed upon by the Corporation and the holders thereof.

         6. Other Matters. The holders of the shares of Series "A" Stock will has no pre-emptive or other rights other than as established by Nevada law.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed in its corporate name by its President and Secretary effective as of 18th day of May, 1992.

ATTEST                               MAGNUM PETROLEUM, INC.


    /s/   Virden L. Parker           By:       /s/     Lloyd T. Rochford
-------------------------------         -------------------------------------
Virden L. Parker, Secretary                   Lloyd T. Rochford, President

STATE OF UTAH                     )
                                  :  ss.
COUNTY OF SALT LAKE               )

         On this 18th day of May, 1993, personally appeared before me, Virden
L. Parker as Secretary and Lloyd T. Rochford as President of Magnum Petroleum, Inc., the signers of the foregoing instrument, whose identity is personally known to me or proven on the basis of satisfactory evidence, who voluntarily signed the document in my presence on behalf of said corporation and have taken an oath or affirmation before duly attesting to the truthfulness of its contents.

                                                /s/     Thomas G. Kimble
-----------------------------------         -----------------------------------
Official Seal                               Notary Public

             CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
                 PREFERRED SHARES BY RESOLUTION OF THE BOARD OF
               DIRECTORS PROVIDING FOR ISSUE OF PREFERRED SHARES
                     DESIGNATED AS SERIES C PREFERRED STOCK

         MAGNUM PETROLEUM, INC. (hereinafter referred to as the "corporation"), a corporation organized and existing under the laws of the state of Nevada in accordance with the Private Corporations Law of the State of Nevada, does hereby certify:

         THAT the Board of Directors of the Corporation, by unanimous written consent dated November 1, 1993, adopted resolutions providing for the issuance of "Series C Preferred Stock" as follows:

         I.      Designation and Amount, Priority, Units

         There shall be a series of Preferred Stock designated as Series C Convertible Preferred Stock ("Series C Preferred Stock") and the number of shares constituting such series shall be 625,000. Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of Series C Preferred Stock to a number less than the number of shares then outstanding or reserved for issuance in certain events.

         The Company has previously designated Series A and Series B Preferred Stock, and issued shares of each series. Series A Preferred Stock is entitled to receive dividends, until such dividends reach the cumulative limit of $7.50 per share, payable only from an allocation of 50% of the net operating revenues received by the working interest owners from the West Dilley Prospect, in which the Company owns a 90% working interest. Series A Preferred Stock is entitled to receive the proceeds of such prospect upon liquidation, dissolution or winding up of the Company. To the extent of the assets and revenues allocated, Series C Preferred Stock is junior to Series A Preferred Stock with respect to dividends and liquidating distributions. Series B Preferred Stock is entitled to receive cumulative annual dividends of $.35 per share, and a liquidation preference of $.001 per share. To the extent of the stated dividend and liquidation preference, Series B Preferred Stock will have priority over Series C Preferred Stock in the payment of dividends and liquidating distributions.

         The Company also previously authorized Series B Production Certificates which are entitled to receive production payments from an allocation of 50% of the net operating revenues from the Company's interest in all properties acquired or wells drilled after September 5, 1992, until the sum of production payments made with respect to each Series B Production Certificate plus dividends paid with respect to the shares of Series B Preferred Stock issued as a unit with such certificate equals 200% of the amount originally invested in such unit. Until such payout, revenues so allocated will not be available to pay dividends with respect to Series C Preferred Stock.

         Each share of Series C Preferred Stock shall be issued as part of a Unit ("Unit") consisting of one share of Series C Preferred Stock and three warrants (each, a "warrant"), each Warrant representing the right to purchase one share of Common Stock of the Corporation. The Series C Preferred Stock may not be transferred separately from the Warrants included in a Unit for ninety
(90) days from the first date of sale of the Units of such shorter period as may be determined by the representative of the underwriters of such offering of Units.

         II.     Dividends

         The holders of the then outstanding Series C Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, out of any funds legally available therefor, dividends at an annual rate of $1.10 per share of Series C Preferred Stock (appropriately adjusted for stock splits and combinations), payable in preference and priority to any payment of any dividend on the Corporation's Common Stock. Dividends shall accrue without interest and be cumulative from the date of first issuance and shall be payable in cash, when, and if declared by the Board of Directors of the Corporation, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 1993 (except that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record on such record dates as are fixed by the Board of Directors to the extent funds are legally available for payment thereof. Subject to the following paragraph, dividends in arrears for any past dividend period may be declared and paid at any past time. The amount of dividends payable per share of Series C Preferred Stock for each quarterly period will be computed by dividing the annual Dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 365-day year. No interest will be payable in respect of any dividend on the Series C Preferred Stock which may be in arrears.

         The Series C Preferred Stock will be junior as to dividends to any series or class of the Company's stock hereafter issued that ranks senior as to dividends to the Series C Preferred Stock ("senior dividend stock") and, if at any time the Company has failed to pay or declare and set apart for payment accrued and unpaid dividends on any senior dividend stock, the Company may not pay any dividend on the Series C Preferred Stock. The Series C Preferred Stock will have priority as to dividends over the Common Stock and any series or class of the Company's stock hereafter issued that ranks junior as to dividends to the Series C Preferred Stock ("junior dividend stock"), and no dividend (other than dividends payable solely in Common Stock or any other series or class of the Company's stock hereafter issued that ranks junior as to dividends to the Series C Preferred Stock) may be declared, paid or set apart for payment on, and no purchase, redemption or other acquisition may be made by the Company of, any Common Stock or junior dividend stock unless all accrued and unpaid dividends on the Series C Preferred Stock have been paid or declared and set apart for payment, except for the repurchase of shares of Common Stock from employees upon termination of their employment with the Company. The Company may not pay dividends on any class or series of the Company's stock having parity with the Series C Preferred Stock as to dividends, if any such stock is hereafter issued ("parity dividend stock"), unless it has paid or declared and set apart for payment, or contemporaneously pays or declares and sets apart for payment, all accrued and unpaid dividends for all prior periods on the Series C Preferred Stock; and the Company may not pay dividends on the Series C Preferred Stock unless it has paid or declared and set apart for payment, or contemporaneously pays or declares and sets apart for payment, all accrued and unpaid dividends for all prior periods on the parity dividend stock. Whenever all accrued dividends are not paid in full on the Series C Preferred Stock or any parity dividend stock, all dividends declared on the Series C Preferred Stock and such parity dividend stock will be declared or made pro rata so that the amount of dividends declared per share on the Series C Preferred Stock and such parity dividend stock will bear the same ratio that accrued and unpaid dividends per share on the Series C Preferred Stock and such parity dividend stock bear to each other.

         III.    Liquidation Rights

         In the event of any liquidation, dissolution, or winding up of the Corporation, the holders of shares of Series C Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, a sum equal to $10.00 per share of Series C Preferred Stock, as appropriately adjusted for stock splits or combinations, plus dividends, if any, then accrued and unpaid to the distribution date, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or other class or series of capital stock ranking junior to the Series C Preferred Stock in liquidation rights, provided that such rights shall accrue to the holders of Series C Preferred Stock only in the event that payments with respect to the liquidation preferences of the holders of capital stock of the Corporation ranking senior as to liquidation rights ("Senior Liquidation Stock") to the Series C Preferred Stock are paid in full. The holders of Series C Preferred Stock and all classes of stock hereafter issued that rank on a parity as to liquidation rights with the Series C Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the Senior Liquidation Stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of Series C Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Corporation.

         A consolidation, merger or other business combination of the Corporation with or into any other corporation or entity or a sale or transfer of all or part of the assets of the Corporation for cash, securities or other property shall not be deemed to be a liquidation, dissolution or winding up for purposes of this Section III.

         V.      Voting Rights

         The holders of Series C Preferred Stock shall have no voting rights except as set forth herein or as required by law. In connection with any such vote, each outstanding share of Series C Preferred Stock shall be entitled to one vote, except that any such shares held by the

Corporation or any entity controlled by the Corporation, shall have no voting rights and shall not be counted in determining the presence of a quorum.

         In the event a default is incurred in the payment of any dividend declared by the Board of Directors on the Series C Preferred Stock and such default shall not have been cured by the date of any annual (or special in lieu of annual) meeting of shareholders at which directors are to be elected occurring at least one year but less than two years after the date of such default, the holders of Series C Preferred Stock shall have the right, voting as a class at such meeting, to elect two members to the Company's board of directors.

         So long as any Series C Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of all outstanding shares of Series C Preferred Stock, voting separately as a class, whether or not a vote of the shareholders would otherwise be required by law, (i) amend, alter or repeal any provision of the Articles of Incorporation or the Bylaws of the Corporation so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Series C Preferred Stock, (ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock of the Corporation, or any security convertible into stock of such class or series, having rights senior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation, distribution or winding up of the Corporation, (iii) effect any reclassification of the Series C Preferred Stock, or (iv) effect a merger of the Corporation with another corporation or a sale of all or substantially all of the assets of the Corporation if the shareholders of the Corporation immediately prior to such merger or sale will own less than 50% of the shares of the surviving (in the case of a merger) or acquiring (in the case of a sale of assets) corporation immediately following such merger or sale.

         V.      Redemption

         The Corporation may, at its option, redeem all or part of the Series C Preferred Stock then outstanding on any date set by the Board of Directors at any time after two years from the effective date of the Company's public offering. The redemption price, to be paid in cash, for each share of Series C Preferred Stock shall be $10.50 plus any accrued and unpaid dividends, whether or not declared.

         At least 30 but not more than 60 days prior to the date fixed for redemption of any of the Series C Preferred Stock ("Redemption Date"), written notice shall be mailed, first class postage prepaid, to each holder of record of the Series C Preferred Stock to be redeemed at the close of business on the business day next preceding the day on which notice is given (the Redemption Record Date") at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, notifying such holder of the redemption to be effected and specifying the Redemption Date; the redemption price; the place or places at which payment may be obtained; the method used in determining what shares are to be redeemed in the event that less than all shares are to be redeemed: that on and after the Redemption Date, dividends will cease to accrue on such shares; the then effective conversion rate of the shares to be redeemed; the date on which such holder's conversion rights as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice").

         Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificate or certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

         From and after the Redemption Date, unless there shall have been a default in payment of the redemption price, all rights of the holders of the Series C Preferred Stock so redeemed (except the right to receive the redemption price without interest upon surrender of their certificate or certificates) shall terminate with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. The shares of Series C Preferred Stock not redeemed, if any, shall remain outstanding and entitled to all the rights and preferences provided herein.

         At its option the corporation may elect to deposit the redemption price of all Series C Preferred Stock to be redeemed with a bank or trust company in the United States of America as a trust fund for the benefit of the holders of the shares designated for redemption. Simultaneously, the Corporation shall deposit irrevocable instruction and authority to such bank or trust company to pay, on and after the Redemption Date, the redemption price of the Series C Preferred Stock to the holders thereof upon surrender of their certificates. Any monies deposited by the Corporation for the redemption of shares that are thereafter converted into shares of Common Stock no later than the close of business on the day preceding the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any monies deposited by the Corporation remaining unclaimed at the expiration of one year following the Redemption Date shall thereafter be returned to the Corporation, provided that the stockholder to which such monies would be payable hereunder shall be entitled, upon proof of ownership of the Series C Preferred Stock and payment of any bond requested by the Corporation, to receive such monies without interest from the Redemption Date.

         If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the Corporation shall designate those shares to be redeemed pro rata or by lot. There shall be no mandatory redemption, retirement or sinking fund obligation of the Corporation with respect to the Series C Preferred Stock. In the event that the Corporation is in arrears on the payment of accrued and unpaid dividends on the Series C Preferred Stock, it may not redeem any of the then outstanding shares of the Series C Preferred Stock until all such accrued dividends and the then current quarterly dividend have been paid in full on all shares of Series C Preferred Stock.

         VI.     Conversion

         (a) Automatic Conversion. If, during the twenty consecutive trading days immediately prior to one year from the close of the Company's public offering or any twenty consecutive trading days thereafter, the closing bid price for the Company's Common Stock as quoted by any market maker in the over-the-counter market bulletin board or on NASDAQ or any national securities exchange, shall equal or exceed $5.00 per share, then, effective as of the close of trading on the twentieth such trading day, all of the then outstanding shares of Series C Preferred Stock shall be automatically converted into Common Stock, as provided in Section VI (c), below, at the then effective Conversion Rate (as described below).

         (b) Optional Conversion. Each share of the Series C Preferred Stock shall be convertible, at the option of the holder thereof at any time prior to the close of business on the business day prior to the Redemption Date relating to such share, into Common Stock, as provided in Sections VI (c) and
(d), below.

         (c) Effect of Conversion. The number of shares of Common Stock issuable upon conversion of a share of Series C Preferred Stock (the "Conversion Rate"), as provided in Sections VI (a) or (b) above, is three. Any accrued and unpaid dividends through the date of conversion, at the option of the Company will be paid in cash upon conversion or will be converted into Common Stock at the rate of $3.33 per share (the "Conversion Price"). The Conversion Price is subject to adjustment as provided in Section VI (e), below. From and after any conversion of Series C Preferred Stock, all rights of the holders of converted Series C Preferred Stock shall cease, except the right to receive Common Stock and cash (if the Company decides to pay any accrued and unpaid dividends in cash upon conversion) as provided in this Section VI (c).

         (d) Conversion Procedures. Any holder of shares of Series C Preferred Stock desiring to convert such shares shall surrender the certificate or certificates for such shares of Series C Preferred Stock at the office of the transfer agent for the Series C Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series C Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for Common Stock are to be issued.

         Upon automatic conversion of Series C Preferred Stock as provided in
Section VI (a), above, certificates that, until such conversion, represented Series C Preferred Stock ("Former Series C Certificates") shall thereafter represent solely the right to receive the securities and/or other property to which the holders of such certificates become entitled upon such conversion. However, such holders shall not be entitled to certificates representing any such securities or to receive any such other property except upon surrender of such Former Series C Certificates at the office of the transfer agent for the Series C Preferred Stock or such successor transfer agent as the Corporation shall reasonably appoint for that purpose and give notice to the holders of Former Series C Certificates of such appointment.

         The Corporation will, as soon as practicable after receipt of certificates for Series C Preferred Stock accompanied by any required written notice and compliance with any of the conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series C Preferred Stock were so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid together with a cash adjustment for any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series C Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series C Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series C Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect of such date. In all events, the Corporation shall keep its stock transfer books open on the business day immediately prior to any Redemption Date.

         (e) Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

         (i) In case the Corporation shall (1) pay a dividend or make a distribution on its Common Stock that is paid or made in other shares of Common Stock of the Corporation, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine its outstanding shares of Common Stock into a smaller number of shares, then in each case the Conversion Price in effect immediately prior thereto shall be proportionately adjusted so that the holder of any shares of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series C Preferred Stock been converted immediately prior to the happening of such event assuming that all accrued dividends had been paid through the date of such event. Any adjustment made pursuant to this Section VI (e)(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                 (ii) Whenever the Conversion Price is adjusted as provided in any provision of this Section VI:

                          (1) the Corporation shall compute the adjusted Conversion Price in accordance with this Section VI and shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series C Preferred Stock; and

                          (2) a notice stating that the Conversion Price has been adjusted and setting forth the Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to each holder of record of Series C Preferred Stock at such holder's address as it shall appear on the stock transfer books of the Corporation.

         (f) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series C Preferred Stock. If more than one certificate representing shares of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the last reported sale price per share of Common Stock on any national securities exchange or automated interdealer quotation system on the trading day prior to the date of conversion.

         (g) Reservation of Shares; Transfer Taxes; Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series C Preferred stock, such number of shares of its Common Stock and such other securities free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Series C Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Nevada, increase the authorized number of shares of Common Stock and other securities if at any time the number of shares of Common Stock and other securities not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Series C Preferred Stock.

         If any shares of Common Stock required to be reserved for purposes of conversion of the Series C Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion or exercise, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the American Stock Exchange or any other national securities exchange, the Corporation will, if permitted by The rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuance upon conversion of the Series C Preferred Stock and the exercise of Warrants.

         The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series C Preferred Stock. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series C Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax has established, to the satisfaction of the Corporation, that such tax has been paid.

         The Corporation shall not take any action that would cause any Common Stock issuable upon conversion of Series C Preferred Stock immediately following such action to be other than fully paid and nonassessable.

         VII.    Prior Notice of Certain Events

                 In case:

                 (a) the Corporation shall authorize the granting to all holders of Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

                 (b) of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of any person into the Corporation other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), or any sale or transfer of all or substantially all of the assets of the Corporation; the Corporation shall cause to be filed with the transfer agent for the Series C Preferred Stock and shall cause to be mailed to each holder of record of the outstanding Series C Preferred Stock, at such holder's address as it appears upon the stock transfer books of the Corporation, at least 10 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such granting of rights or, if Record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such rights are to be determined, or (y) the date on which such reclassification, consolidated, merger or sale, is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock or securities or other property deliverable upon such reclassification, consolidation, merger or sale (but neither the failure so to mail such notice nor any defect therein or in the mailing thereof, shall affect the validity of the corporate action required to be specified in such notice).

         VIII.   Reacquired Shares

         Any shares of Series C Preferred Stock redeemed, converted, purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their cancellation shall become authorized but unissued shares of Preferred Stock without designation as to series and may thereafter be reissued as part of a new series of Preferred Stock to be created by resolution of the Board of Directors, but not as shares of Series C Preferred Stock.

         IX.     Outstanding Shares

         For purposes of this Certificate of Designation, all issued shares of Series C Preferred Stock shall be deemed outstanding except (i) from any Redemption Date as defined in Section V, all shares of Series C Preferred Stock that have been called for redemption on that Redemption Date; (ii) from the date of surrender of certificates representing shares of Series C Preferred Stock, all shares of Series C Preferred Stock voluntarily converted into Common Stock; (iii) from the effective date of any automatic conversion, all shares of Series C Preferred Stock; and (iv) from the date of registration of transfer, all shares of Series C Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed in its corporate name by its President and Secretary effective as of 2nd day of November, 1993.

ATTEST:                               MAGNUM PETROLEUM, INC.

     /s/  Virden L. Parker            By:      /s/  Lloyd T. Rochford
-------------------------------           -------------------------------------
Virden L. Parker, Secretary                    Lloyd T. Rochford, President



STATE OF                  )
                          : ss.
COUNTY OF                 )

         I, _______________________________        , a notary public, hereby
certify that on this _________ day of ____, 1993, personally appeared before me Lloyd T. Rochford, the President of Magnum Petroleum, Inc., who being by me first duly sworn, declared that he is the person who signed the foregoing document, and that the statements therein contained are true.

                                          See Attached
                                       --------------------------------------
                                       NOTARY PUBLIC

My Commission Expires:                 Residing at
                                                   --------------------------

-----------------------------------

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT
STATE OF CALIFORNIA       )
COUNTY OF RIVERSIDE       )
On November 2, 1993 before me   [illegible]  , Notary Public, personally
appeared

Lloyd T. Rochford personally known to me - OR -  x proved to me on the basis of satisfactory evidence to be the
                                              person(s) whose name(s) is
                                              subscribed to the within
                                              instrument and acknowledged to me
                                              that he executed the same in his
                                              authorized capacity(ies), and that
                                              by his signature(s) on the
                                              instrument the person(s) or the
                                              entity upon behalf of which the
                                              person(s) acted, executed the
                                              instrument.

                                              WITNESS my hand and official seal.


                                              /s/  [signature illegible]
                                              ---------------------------------
                                                    Signature of notary

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT
STATE OF CALIFORNIA       )
COUNTY OF RIVERSIDE       )
On November 2, 1993 before me   [illegible]  , Notary Public, personally
appeared

Virden L. Parker personally known to me - OR - x  proved to me on the basis of satisfactory evidence to be the
                                              person(s) whose name(s) is
                                              subscribed to the within
                                              instrument and acknowledged to me
                                              that he executed the same in his
                                              authorized capacity(ies), and that
                                              by his signature(s) on the
                                              instrument the person(s) or the
                                              entity upon behalf of which the
                                              person(s) acted, executed the
                                              instrument.

                                              WITNESS my hand and official seal.


                                                /s/  [signature illegible]
                                              ---------------------------------
                                                      Signature of notary

                             MAGNUM PETROLEUM, INC.

                  Certificate of Voting Powers, Designations,
                   Preferences, and Relative, Participating,
                      Optional or Other Special Rights of
                   1996 Series A Convertible Preferred Stock

                 We, Gary C. Evans, President and Chief Executive Officer, and Morgan Johnston, Secretary, of Magnum Petroleum, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Nevada, in accordance with the provisions of Section 78.195 of the Nevada Revised Statutes thereof, DO HEREBY CERTIFY:

                 That, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, of the Company, said Board of Directors, at a meeting of the Board of Directors held pursuant to the General Corporation Law of the State of Nevada, duly adopted a resolution providing for the issuance of one million (1,000,000) shares of a new series of preferred stock designated as 1996 Series A Convertible Preferred Stock, which resolution is as follows:

                 RESOLVED, that pursuant to the Articles of Incorporation of the Company, there be and hereby is authorized and created a series of preferred stock, to consist of 1,000,000 shares with a par value of $.001 per share and a stated value of $10.00 per share and that the voting powers, designations, preferences, and relative, participating, optional or other special rights of the 1996 Series A Convertible Preferred Stock (the "1996 Series A Preferred Stock") and the qualifications, limitations or restrictions thereof be as follows:

                 1.       Certain Definitions.

                 The following terms shall have the following meanings:

                 "5-Day Average Price" per share of Common Stock, for purposes of any provisions herein at the date specified in such provision, shall mean the average closing price of the Common Stock on the securities exchange or other national market system on which the Common Stock is then listed over the 5-trading day period immediately prior to such date.

                 "60-Day Average Price" per share of Common Stock, for purposes of any provision herein at the date specified in such provision, shall mean the average closing price of the Common Stock on the securities exchange or other national market system on which the Common Stock is then listed over the 60-trading day period immediately prior to such date.

                 "10-Day Average Price" per share of Common Stock, for purposes of any provision herein at the date specified in such provision, shall mean the average closing price of the Common Stock on the securities exchange or other national market system on which the Common Stock is then listed over the 10-trading day period immediately prior to such date.

                 "30-Day Average Price" per share of Common Stock, for purposes of any provision herein at the date specified in such provision, shall mean the average closing price of the Common Stock on the securities exchange or other national market system on which the Common Stock is then listed over the 30-trading day period immediately prior to such date.

                 "Act" shall mean the Securities Act of 1933, as amended.

                 "Additional Shares of Nonpreferred Stock" shall mean all shares of Nonpreferred Stock issued by the Company after the Closing Date other than (i) the shares of Common Stock issued to a holder of the 1996 Series A Preferred Stock upon conversion or redemption of, or dividends on, the 1996 Series A Preferred Stock, (ii) any shares of Common Stock issued pursuant to the outstanding warrants listed on Attachment 1 hereto, (iii) any shares of Common Stock issued pursuant to options, rights or warrants to purchase Common Stock issued pursuant to the Company's Incentive Stock Option Plan provided, that (a) such issuances do not exceed in the aggregate 1,200,000 shares (including those options previously issued and listed on Attachment 2 hereto) and (b) the exercise price under such options, rights and warrants (other than those listed on Attachment 2 hereto) shall be payable in cash and shall be not less than the greater of $4.70 per share or the Fair Market Price on the date of issuance of the option, right or warrant, (iv) the issuance of up to 5,750,000 shares of Common Stock in the aggregate (a) in one or more underwritten public offerings after the Closing Date and on or before June 30, 1997 at a price per share less than the Conversion Price but not less than $4.00 and/or (b) pursuant to the exercise of the IPO Warrants at a price of $5.50 per share on or before November 12, 1998 and (v) shares of Common Stock, either sold to employees of the Company or contributed as a matching contribution at a price not less than the then current Fair Market Price pursuant to the Company's 401(k) plan.

                 "Business Day" means any day other than a Saturday, a Sunday, any day on which the New York Stock Exchange is closed or any other day on which banking institutions in New York or California are authorized or required by law to be closed.

                 "Cash Equivalent Amount" means, with respect to any cash amount which may, in accordance with the terms of this Certificate, be paid to the holders of the 1996 Series A Preferred Stock by way of dividend, redemption or other distribution, the number of shares (or fraction thereof) of Common Stock equal in value to such cash amount. For purposes of determining the Cash Equivalent Amount, the shares of Common Stock shall be valued at 80% multiplied by the lower of (i) the 30-Day Average Price of the Common Stock or (ii) the 5-Day

Average Price of the Common Stock; provided, that if the Cash Equivalent Amount cannot be ascertained by such methods, then the Common Stock shall be valued at 80% multiplied by the lower of (i) the net book value per share of Common Stock, determined in accordance with generally accepted accounting principles, or (ii) the fair value per share of Common Stock determined pursuant to the Valuation Procedure. The Cash Equivalent Amount shall be determined as of the date immediately prior to the date of issuance of any such Common Stock.

                 "Closing Date" means the date of the closing of the first sale of the 1996 Series A Preferred Stock.

                 "Commission" shall mean the Securities and Exchange Commission or any other similar or successor agency of the federal government administering the Act.

                 "Common Stock" shall mean the Company's common stock, $.002 par value per share.

                 "Conversion Price" shall initially be $5.875 and shall be adjusted and readjusted from time to time as provided in Section 8.

                 "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Nonpreferred Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

                 "Coverage Deficiency" shall mean the failure of the Company to maintain a Coverage Ratio of at least 150% at any time.

                 "Coverage Ratio" shall mean, at any time in question the quotient obtained by dividing:

                          (i) The sum of (A) working capital (as defined in GAAP) net of or reduced by funds allocated to the payment of outstanding debt or sinking fund obligations, (B) 100% of the NPV10 of all Proved Reserves attributable to the interests of the Company in oil and gas properties as determined from the Independent Engineering Report most recently prepared as of such time (which report shall be adjusted to reduce the projected cash flow and production volumes of oil and gas by the volumes of oil and gas actually produced since the effective date of such report) and (c) 100% of the NPV10 of Projected Operating Profits

by

                  (ii)     the Gross Liabilities at such time.

                 "Development Plan" shall mean the plan of development attached to the Secretary's Certificate pursuant to Section 3.1.7(a) of the Stock Purchase Agreement relating to the 1996 Series A Preferred Stock, as such Development Plan may be amended from time to time with the consent of the holders of the 1996 Series A Preferred Stock pursuant to Section 6.5(f) hereof.

                 "Direct Taxes" means production, severance, ad valorem, excise, franchise or other taxes or governmental charges or assessments on the oil and gas properties of the Company or the production therefrom or the proceeds of such production, but excluding any federal, state or local income taxes.

                 "Fair Market Price" per share of Common Stock, for purposes of any provision herein at the date specified in such provision, shall mean the greater of (i) the 30-Day Average Price of the Common Stock or (ii) the 5- Day Average Price of the Common Stock; provided, that if the Fair Market Price per share of Common Stock cannot be ascertained by such methods, then the Fair Market Price per share of Common Stock shall be deemed to be the greater of (i) the net book value per share of Common Stock, determined in accordance with generally accepted accounting principles, or (ii) the fair value per share of Common Stock determined pursuant to the Valuation Procedure.

                 "Freely Tradeable Common Stock" shall mean Common Stock (A) for which a registration statement with respect to the sale of such Common Stock shall have become effective under the Act and all of such Common Stock may be disposed of from time to time in transactions on the principal exchange or market where such Common Stock is publicly traded or in negotiated transactions, (B) all of which may be distributed immediately to the public pursuant to Rule 144 (or any successor provision) under the Act, or (C) all of which is represented by certificates not bearing a legend restricting transfer and the disposition of which Common Stock does not require registration or qualification under the Act or any state securities laws then in force.

                 "GAAP" means with respect to the Company and any Affiliate domiciled in the United States, those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) in the United States.

                 "Gross Liabilities" shall mean all liabilities of the Company determined in accordance with GAAP plus the Liquidation Value.

                 "Incentive Stock Option Plan" shall mean that certain Incentive Stock Option Plan, to be adopted by the Board of Directors on or before December 31, 1996, which shall be consistent with the summary of principal terms delivered to purchasers of the 1996 Series A

Preferred Stock prior to the Closing Date, as the same may be amended from time to time with the prior approval of the holders of a majority of the 1996 Series A Preferred Stock.

                 "Independent Engineer" shall mean Gaffney, Cline & Associates, Inc. or such other independent engineering consultant selected by the Company from those on the approved list of TCW (as defined in the Stock Purchase Agreement), attached hereto as Exhibit A.

                 "Independent Engineering Report" shall mean the engineering reports prepared by the Independent Engineer (i) covering all of the material oil and gas properties of the Company, (ii) prepared at the Company's expense,
(iii) reporting on the Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves of the oil and gas properties of the Company, and separately calculating the NPV10 of each such category of Reserves, and (iv) using pricing specified in the definition of NPV10 of Proved Reserves.

                 "IPO Warrants" shall mean those certain warrants for the purchase of not more than 854,176 shares of Common Stock at a price of $5.50 per share expiring November 12, 1998 and issued pursuant to that certain Warrant Agreement dated as of October 1, 1995 between the Company and Securities Transfer Corporation, a Texas corporation.

                 "Junior Stock" shall have the meaning set forth in Section 2.

                 "Limited Voting Events" shall mean each of the events specified in Section 6.2.2.

                 "Liquidation Amount" means $10.00, plus a sum equal to all accumulated but unpaid dividends and interest thereon, if any, through the date of any determination thereof, per share of 1996 Series A Preferred Stock.

                 "Liquidation Value" shall mean the Liquidation Amount with respect to all issued and outstanding 1996 Series A Preferred Stock plus any unreimbursed costs and expenses payable to the holders of the 1996 Series A Preferred Stock pursuant to the terms hereof or the Stock Purchase Agreement.

                 "Net Cash Receipts" means the sum per share of the 1996 Series A Preferred Stock of (i) any net cash received by the Holders of the 1996 Series A Preferred Stock as dividends or distributions on the 1996 Series A Preferred Stock and (ii) any net cash proceeds received by the Holders of the 1996 Series A Preferred Stock from the sale of any Dividend Shares less any and all expenses and costs incurred in connection with the issuance, holding, sale or transfer of such Dividend Shares.

                 "Nonpreferred Stock" shall mean the Common Stock and shall also include stock of the Company of any other class which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption.

                 "NPV10 of Proved Reserves" shall mean with respect to any Proved Reserves expected to be produced from the oil and gas properties of the Company, the net present value of the future net revenues expected to accrue to the Company's interests in such reserves during the remaining expected economic lives of such Reserves, discounted at 10% per annum. Each calculation of such expected future net revenues shall be made as of the date when requested in accordance with the then existing standards of the Society of Petroleum Engineers and Society of Petroleum Evaluation Engineers and using all assumptions, estimates and projections, including without limitation estimated product prices, capital expenditures, lease and well operating expenses and taxes (other than income taxes in accordance with applicable provisions of item 302 of Regulation S-K of the Commission and Statement of Financial Accounting Standards No. 69), as in effect from time to time, for the purpose of preparing reports on Form 10-K of Persons subject to the reporting requirements of the Exchange Act.

                 "NPV10 of Projected Operating Profits" shall mean with respect to any net profits reasonably projected to be received by the Company from the operation of gathering and processing facilities owned by the Company under contracts which are in effect with respect to such gathering and processing facilities, the net present value of such future net profits expected to accrue to the Company during the remaining terms of any contracts to provide gathering or processing services with respect to production of Proved Developed Producing Reserves (which in any event shall not extend beyond either (a) the first date any party to such contract other than the Company may terminate such contract without cause or (b) the expected economic lives of the Reserves the production of which is being gathered or processed under such contracts), discounted at 10% per annum. Each calculation of such future net profits shall be made by the Independent Engineer as of the date when requested in accordance with the then existing standards of the Society of Petroleum Engineers and Society of Petroleum Evaluation Engineers, provided, that in any event:

                 (i) appropriate deductions shall be made for (A) Direct Taxes and existing burdens, (B) direct operating expenses, (C) third party transportation, gathering and processing costs, if any, (D) capital expenditures, and (E) any direct general, administrative, and overhead costs, all consistent with the most recent actual costs and expenses and, as to the items described in clauses (B), (C), (D) and
         (E) above only, escalated at three percent (3%) per annum commencing with the calendar year immediately following the date of calculation; and

                 (ii) the pricing assumptions and escalations used in determining NPV10 for any net profits expected to be received under contracts with respect to such gathering and processing facilities shall be the contract price, if any, during the term of any written gathering or processing contract between the Company and unrelated Persons escalated as provided in the particular contract but not otherwise.

                 "NPV30 Amount" means the aggregate amount per share of the 1996 Series A Preferred Stock of the net present values, as of the date of the first issuance of shares of the 1996 Series A Preferred Stock, of all Net Cash Receipts discounted quarterly from the date actually received by the Holders of the 1996 Series A Preferred Stock at an annual discount rate of 30% using the discount factors set forth on Schedule 1 attached hereto.

                 "Proved Developed Non-Producing Reserves" are Proved Reserves comprised of Shut-in Reserves" and Behind-pipe Reserves" as determined in accordance with the then existing standards of the Society of Petroleum Engineers and Society of Petroleum Evaluation Engineers.

                 "Proved Developed Producing Reserves" means Proved Reserves that are expected to be recovered from completion intervals open and producing at the time of the estimate.

                 "Proved Reserves" means those Reserves which are "Proved Oil and Gas Reserves" without the meaning of Rule 4-10 of Regulation S-X, 17 C.F.R.
Section 210.4-10 of the Commission and as determined in accordance with the then existing standards of the Society of Petroleum Engineers and Society of Petroleum Evaluation Engineers.

                 "Proved Undeveloped Reserves" means those Reserves which are "Proved Undeveloped Reserves" within the meaning of Rule 4-10 of Regulation S-X, 17 C.F.R. Section 210.4-10 of the Commission and as determined in accordance with the then existing standards of the Society of Petroleum Engineers and Society of Petroleum Evaluation Engineers.

                 "Reserves" means estimated volumes of crude oil, condensate, natural gas, natural gas liquids, and associated substances anticipated to be commercially recoverable from known accumulations from a given date forward, under then existing economic conditions, by established operating practices, and under current government regulations. Reserve estimates are based on interpretation of geologic and/or engineering data available at the time of the estimate. Reserve do not include volumes of crude oil, condensate, natural gas (including storage gas), or natural gas liquids being held in inventory.

                 "Special Voting Events" shall mean each of the events specified in Section 6.2.1.

                 "Valuation Procedure shall have the meaning set forth in
Section 8.3(b).

                 "Voting Events" shall mean the Special Voting Events and the Limited Voting Events.

                 "1993 Series A Preferred Stock" shall mean the preferred stock of the Company with a par value of $.001, issued pursuant to a Certificate of Designation filed with the Nevada Secretary of State on May 21, 1993.

                 2.       Ranking of the 1996 Series A Preferred Stock.

                 So long as any shares of 1996 Series A Preferred Stock shall be outstanding, the 1996 Series A Preferred Stock shall rank senior with respect to the right to receive dividends or assets upon liquidation, dissolution or winding up of the Company to the Common Stock and to all other series of preferred stock, except with respect to the rights of the 1993 Series A Preferred Stock to receive a liquidation preference from the liquidation proceeds of the interests of the Company the West Dilley Prospect, Frio County, Texas and the Hope Prospect, Gonzales County, Texas in an amount equal to the lesser of such proceeds or the remaining unpaid dividends on such 1993 Series A Preferred Stock or classes or series of capital stock hereafter or heretofore established by the Board of Directors (collectively, the "Junior Stock").

                 3.       Dividends; Restricted Payments.

                 3.1. Dividend Payment Dates. The holders of the 1996 Series A Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative dividend payments, payable quarterly in accordance with this Section 3, on March 31, June 30, September 30 and December 31 of each year commencing on December 31, 1996. Dividends on the 1996 Series A Preferred Stock shall be cumulative from the date of original issue of the 1996 Series A Preferred Stock. Accumulations of dividends, whether or not declared, shall bear interest at a rate of 8.75% per annum, compounded quarterly, which interest shall be deemed accrued dividends payable in the same manner and at the same time as dividends and redemptions shall be paid on the 1996 Series A Preferred Stock.

                 3.2 Form of Payment. Dividends on the 1996 Series A Preferred Stock shall be paid in cash at a quarterly rate of $.21875 per share; provided, however, that if any such dividend shall not be declared on or before the fifth Business Day of the month after the quarterly payment date on which it accrues or paid by the penultimate Business Day of such calendar month (the "Dividend Payment Date"), the holders shall have the option to require the Company to pay such accumulated dividends in shares (the "Dividend Shares") (whether whole or fractional) of Freely Tradeable Common Stock valued at the Cash Equivalent Amount for the purposes of determining the number of shares (or fraction thereof) of Freely Tradeable Common Stock to be issued, provided, further, that with respect to the first time any such dividend is not both declared and paid in cash on or before the Dividend Payment Date, the Company shall, within thirty (30) days of the Dividend Payment Date, prepare and file with the Commission a "shelf" registration statement (a "Shelf Registration") on any appropriate form pursuant to Rule 415 under the Act (or similar rule that may be adopted by the Commission) with respect to the Dividend Shares having a Cash Equivalent Amount equal to the projected dividends over a one year period, and use best efforts to cause such Shelf Registration to become and remain continuously effective until the first to occur of two years after the date of such Shelf Registration or the sale of all Dividend Shares covered thereby; and prepare and file with the Commission such amendments and supplements to the Shelf Registration and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration continuously effective and to comply with the provisions of the Act with respect to the transfer of all securities covered by the Shelf Registration whenever the holder or holders of the 1996 Series A Preferred Stock shall desire to sell or otherwise dispose of the same; provided, that no amendment to the Shelf Registration naming any holder of the 1996 Series A Preferred Stock as selling shareholders shall be filed with the Commission until such holder shall have had at least seven (7) days to review the Shelf Registration as originally filed and theretofore amended and to approve or disapprove any portion of the Shelf Registration describing or referring to such holder. The Company shall file a new Shelf Registration, pursuant to the same procedures and subject to the same rights of the 1996 Series A Preferred Stock as set forth above with respect to the prior Shelf Registration, covering a like number (ie: having a Cash Equivalent Amount equal to the projected dividends over a one year period) of Dividend Shares at such time that the Cash Equivalent Amount (determined on the date of calculation) of the unissued Dividend Shares covered by the prior Shelf Registration filed under this Section 3.3 shall be less than an amount equal to one quarter (1/4) of the dividends projected to accrue on the outstanding 1996 Series A Preferred Stock. At any time from and after any holder of the 1996 Series A Preferred Stock shall be entitled to exercise the option to require the Company to pay accumulated accrued dividends in Dividend Shares, any such holder may notify the Company of its intent to exercise its option to require the Company to pay accumulated dividends in shares of Freely Tradeable Common Stock no later than the fifteenth Business Day of any month and the Company shall issue the Freely Tradeable Common Stock to the holders of the 1996 Series A Preferred Stock within ten (10) Business Days after such notification by TCW. Any holder receiving Dividend Shares shall submit to the Company no less frequently than once each calendar quarter written notice of the amount and date of receipt of any Net Cash Receipts as described in clause
(ii) of the definition thereof received by such holder in the prior calendar quarter.

                 3.3 Record Date. The Board of Directors shall fix a record date for the determination of holders of the 1996 Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

                 3.4 Restricted Payments. Unless full cumulative dividends on the 1996 Series A Preferred Stock have been paid, no dividends shall be declared or paid or set apart for payment or other distribution upon any Junior Stock nor shall any Junior Stock be redeemed, purchased or otherwise acquired by the Company for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Company except that the Company shall be permitted to redeem, purchase or otherwise acquire any existing outstanding shares of the 1993 Series A Preferred Stock and the warrants described in Attachment 1 hereto provided that the aggregate consideration paid by the Company in connection therewith shall not exceed $100,000.

                 4.       Redemption.

                 4.1 Mandatory Redemption. In the event that the Company has not received before June 30, 1997 at least $15,000,000 of net cash proceeds from the issuance and sale by the Company of Common Stock which was not issued and outstanding on the Closing Date, the Company shall redeem annually on each of June 30, 2006, June 30, 2007 and June 30, 2008, 333,333 shares of the 1996
Series A Preferred Stock. Redemptions pursuant to this Section 4.1 shall be paid, at the option of the Company, (i) in cash for a price per share of the 1996 Series A Preferred Stock equal to the Liquidation Amount, (ii) with shares (whether whole or fractional) of Freely Tradeable Common Stock having a Cash Equivalent Amount equal to the Liquidation Amount or (iii) by combination of cash and such shares; provided, that if such redemption shall be paid in a combination of cash and shares of Common Stock, all holders of the 1996 Series A Preferred Stock shall receive cash and shares of Common Stock in the same ratio, except that the Company, at its option, may pay cash in lieu of fractional shares of Common Stock valued at the Cash Equivalent Amount. In the event that at any time less than all of the shares of 1996 Series A Preferred Stock outstanding are to be redeemed pursuant to this Section 4.1, the Company shall effect such redemption pro rata according to the number of shares of 1996 Series A Preferred Stock held by each holder thereof.

                 4.2 Redemption Upon Change of Control. Upon the sale, conveyance or disposition of all or substantially all of the assets of the Company, the net proceeds of which, after making provisions for all liabilities (contingent or otherwise) of the Company, exceed the amount required to pay the full Liquidation Amount to which each holder of the 1996 Series A Preferred Stock is entitled upon liquidation of the Company, or a sale, conveyance or disposition of a majority of the outstanding shares of Common Stock in a transaction or series of related transactions (except for a merger or consolidation after the consummation of which the stockholders of the Company own a majority of the voting securities of the surviving corporation or its parent corporation), each holder of the 1996 Series A Preferred Stock shall have the right to require that the Company redeem all or any part of such holder's 1996 Series A Preferred Stock for cash out of legally available funds at a price per share equal to the Liquidation Amount.

                 If on the date of such sale, conveyance or disposition funds legally available for such redemption shall be insufficient to redeem all of the outstanding shares of 1996 Series A Preferred Stock held by holders who have elected to have their shares redeemed, funds to the extent legally available shall be used for such purpose and the Company shall effect such redemption pro rata according to the number of shares of 1996 Series A Preferred Stock held by each holder thereof. The redemption requirements provided hereby shall be continuous, so that if on the date of such sale, conveyance or disposition such requirements cannot be fully discharged, without further action by any holder of the 1996 Series A Preferred Stock funds legally available shall be applied therefor until such requirements are fulfilled.

                 Upon payment in full of the amounts owing under this Section
4.2 to any holder of 1996 Series A Preferred Stock who has elected to have its shares redeemed, then notwithstanding that the certificate or certificates evidencing such shares shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the date of such payment in full and all rights with respect to such shares shall forthwith terminate.

                 4.3 Optional Redemption. The shares of the 1996 Series A Preferred Stock may be redeemed, in whole but not in part, at the option of the Company, if (i) the Board of Directors of the Company has approved a bona fide merger, consolidation or acquisition opportunity of the Company which is evidenced by a duly executed letter of intent or agreement between all applicable parties and which would require the affirmative vote or consent of the holders of at least 70% of the outstanding shares of the 1996 Series A Preferred Stock pursuant to Section 6.5(b) below, (2) the Company has made a detailed presentation to the holders of the 1996 Series A Preferred Stock regarding the proposed merger or acquisition, and (3) within five (5) Business Days of such presentation such holders (A) do not provide their consent to such transaction or (B) do not convert the 1996 Series A Preferred Stock to Common Stock.

                 Redemption pursuant to this Section 4.3 shall be paid, in immediately available funds for a price per share of 1996 Series A Preferred Stock equal to $21.50.

                 4.4 Redemption Notice. The Company shall give written notice (the "Redemption Notice") to each holder of the 1996 Series A Preferred Stock at least 20 Business Days prior to the date (the "Redemption Date") of any redemption required or permitted under this Section 4, such notice to be addressed to each holder at the address as it appears on the stock transfer books of the Company. Such notice shall specify (i) the Redemption Date, (ii) the number of all shares of the 1996 Series A Preferred Stock of each holder to be redeemed and (iii) the amount and form or forms of payment therefor and the method of calculation thereof (the "Redemption Amount"). On or after each such Redemption Date, each holder of the 1996 Series A Preferred Stock shall surrender a certificate or certificates representing the number of shares of the 1996 Series A Preferred Stock to be redeemed as stated in the Redemption Notice provided by the Company. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Amount is either paid or made reasonably available for payment in immediately available funds, Freely Tradeable Common Stock or a combination thereof as provided herein to the holders of the 1996 Series A Preferred Stock being redeemed, then notwithstanding that the certificates evidencing any of the 1996 Series A Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith terminate after the Redemption Date, except only the right of the holders to receive the Redemption Amount without interest upon surrender of their certificate or certificates. Notwithstanding anything to the contrary contained herein, with respect to any shares of 1996 Series A Preferred Stock scheduled for redemption pursuant to a Redemption Notice, the holders of such shares may at any time prior to the Redemption Date, upon written notice to the Company as provided herein, exercise their right to convert all or any portion of such shares into Common Stock at the Conversion Price.

                 5.       Liquidation Rights.

                 Upon any liquidation, dissolution or winding up of the affairs of the Company, no distribution shall be made to the holders of any Junior Stock unless, prior to the first such distribution, the holders of the 1996 Series A Preferred Stock shall have received the Liquidation Amount. If the assets distributable in any such event to the holders of the 1996 Series A Preferred Stock are insufficient to permit the payment to such holders of the full preferential amounts to which they may be entitled, such assets shall be distributed ratably among the holders of the 1996 Series A Preferred Stock in proportion to the full preferential amount each such holder would otherwise be entitled to receive.

                 6.       Voting Rights of 1996 Series A Preferred Stock.

                 6.1. Voting Rights. The holders of the 1996 Series A Preferred Stock shall be entitled, on all matters submitted for a vote of the holders of shares of Common Stock, whether pursuant to law or otherwise, to a number of votes per share of the 1996 Series A Preferred Stock equal to the number of shares of Common Stock issuable upon conversion of one share of the 1996 Series A Preferred Stock on the date of such vote, and on all such matters shall vote together as one class with the holders of Common Stock and the holders of all other shares of stock entitled to vote with the holders of Common Stock on such matters. Notwithstanding the foregoing, the holders of the 1996 Series A Preferred Stock shall at all times have the right, as a class, to elect at least one member of the Board of Directors of the Company; provided, that in the event that the holders of the 1996 Series A Preferred Stock do not exercise their right to elect a board member, they may appoint an observer who may attend and participate in all meetings (including committee meetings) of the Board of Directors of the Company and who shall be entitled to the same expense reimbursement as Directors of the Company.

                 6.2 Special Venture Rights. In addition to the voting rights described in Section 6.1 above, the holders of the 1996 Series A Preferred Stock shall have the voting powers provided for by law and the further voting powers provided for below:

                 6.2.1 Special Voting Events. If one or more of the Special Voting Events (as defined below) occurs and remains outstanding and has not been specifically waived in writing by holders of 70% or more of the shares of the 1996 Series A Preferred Stock, then, to the extent permitted by law as relating to directorships, the holders of such 1996 Series A Preferred Stock shall have the right, voting separately from all other classes and series, to call a special meeting of all Shareholders and to elect a total of 75% of the directors of the Company. The remaining directors shall be elected by the other classes or series of stock entitled to vote therefor. If and when such right of the holders of the 1996 Series A Preferred Stock becomes operative, the maximum authorized number of members of the Board of Directors of the Company shall automatically be increased to the extent necessary to create any vacancy or vacancies to be filled only by vote of the holders of the 1996 Series A Preferred Stock then outstanding as hereinafter set forth. Whenever such right of the holders of the 1996 Series A Preferred Stock shall become operative, such right shall be exercised initially either at a special meeting of the holders of the 1996 Series A Preferred Stock called as provided in Section 6.3 below or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings. In electing the directors to be elected by the holders of the 1996 Series A Preferred Stock, each holder of such stock shall have one vote for each share thereof held. The right of the holders of the 1996 Series A Preferred Stock, voting separately from all other classes and series, to elect 75% of the members of the Board of Directors of the Company as aforesaid shall continue until such Special Voting Event is cured or waived as set forth above, at which time the right of the holders of the 1996 Series A Preferred Stock to vote separately and as a class as provided in this Section
6.2.1 shall terminate (subject to becoming operative again in the event of a subsequent Special Voting Event) and the maximum authorized number of members of the Board of Directors of the Company shall automatically be reduced if such number was increased at the time when the terminated voting right of the holders of the 1996 Series A Preferred Stock became operative. Notwithstanding the foregoing, in no event shall the Company increase the number of members of the Board of Directors above nine, plus those members of the Board of Directors elected by the holders of the 1996 Series A Preferred Stock.

                 Such "Special Voting Events" are:

                          (a) the failure by the Company to redeem the 1996 Series A Preferred Stock when such redemption is required hereunder;

                          (b) the occurrence of any event or condition in respect of any debt or security of the Company or any of its subsidiaries, or under any agreement securing or relating to such debt or security the effect of which is to cause or to permit any holder of such debt or other security or trustee to cause (whether or not such holder or trustee elects to cause) such debt or security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment provided, that, with respect to any debt other than the Company's senior bank or other credit facility, such debt exceeds $3,000,000; and the Company is given notice of the acceleration of such debt or other security;

                          (c) the commencement of an involuntary case or other proceeding against the Company or any of its subsidiaries, which seeks liquidation, reorganization or other relief with respect to it or its debtor, other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or the entry of an order for relief against the Company or any of its subsidiaries in any such case under the United States Bankruptcy Code;

                          (d) the commencement by the Company or any of its subsidiaries of or the approval by a majority of the Board of Directors of the Company or any of its subsidiaries of the commencement of a voluntary case or other proceeding, seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by the Company or any of its subsidiaries of a general assignment for the benefit of creditors, or failure by the Company or any of its subsidiaries generally to or written admission of its inability to pay its debts generally as they become due, or the taking of any corporate action to authorize or effect any of the foregoing;

                          (e) the dissolution of the Company or the discontinuation of its usual business;

                          (f) a breach by the Company of any covenant, term or condition of this Certificate of Designation or the Stock Purchase Agreement, which breach is continuing and uncured for a period of at least 60 days after delivery of written notice thereof to the Company; or

                          (g) the failure by the Company to declare accumulated dividends or issue Freely Tradeable Common Stock upon the request of any holder of the 1996 Series A Preferred Stock where the Company has accumulated dividends and where such breach is continuing and uncured for a period of at least 60 days after delivery of written notice thereof to the Company;

                 In the event at any time after January 1, 1999 that the average closing price of the Company's Common Stock (as adjusted for stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like) on the securities exchange or other national market system on which the Common Stock is then listed over a period of at least 60 continuous trading days commencing after December 31, 1998 shall be in excess of 120% of the Required Forced

Conversion Market Price described in Section 8.3 below in effect on each of such trading days, the Special Voting Events set forth above shall become Limited Voting Events.

                          6.2.2   Limited Voting Events.  If one or more of the
Limited Voting Events occurs and remains outstanding and has not been specifically waived in writing by the holders of 70% or more of the shares of the 1996 Series A Preferred Stock, then, to the extent permitted by law as relating to directorships, the holders of such 1996 Series A Preferred Stock shall have the right, voting separately from all other classes and series, to elect one additional director of the Company every 60 days until such time as the Limited Voting Event no longer remains outstanding, provided, however, that if the Board of Directors shall increase above seven (7) persons, excluding those directors appointed by the holders of the 1996 Series A Preferred Stock, the holders of the 1996 Series A Preferred Stock shall have the right, voting separately from all other classes and series, to elect one additional director of the Company every 45 days until such time as the Limited Voting Event no longer remains outstanding. The remaining directors shall be elected by the other classes or series of stock entitled to vote therefor, including the 1996 Series A Preferred Stock as set forth in Section 6.1. If and when such right of the holders of the 1996 Series A Preferred Stock becomes operative, the maximum authorized number of members of the Board of Directors of the Company shall automatically be increased to the extent necessary to create any vacancy or vacancies to be filled only by vote of the holders of the 1996 Series A Preferred Stock then outstanding as hereinafter set forth. Whenever such right of the holders of the 1996 Series A Preferred Stock shall become operative, such right shall be exercised initially either at a special meeting of the holders of the 1996 Series A Preferred Stock called as provided in Section 6.3 below or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings. In electing the directors to be elected by the holders of the 1996 Series A Preferred Stock pursuant to this Section 6.2.2, each holder of such stock shall have one vote for each share thereof held. The right of the holders of the 1996 Series A Preferred Stock, voting separately from all other classes and series, to elect the members of the Board of Directors of the Company as aforesaid shall continue to accrue and increase until such Limited Voting Event is cured or waived as set forth above, at which time the right of the holders of the 1996 Series A Preferred Stock to vote separately and as a class as provided in this Section
6.2.2 shall terminate (subject to becoming operative again in the event of a subsequent Limited Voting Event) and the maximum authorized number of members of the Board of Directors of the Company shall automatically be reduced if such number was increased at the time when the terminated voting right of the holders of the 1996 Series A Preferred Stock became operative. Notwithstanding the foregoing, in no event shall the Company increase the number of members of the Board of Directors above nine, plus those members of the Board of Directors elected by the holders of the 1996 Series A Preferred Stock.

                 Such "Limited Voting Events" are:

                 (a)      the occurrence of a Coverage Deficiency;

                 (b) a breach by the Company of any material covenant, term or condition in respect of any debt of the Company in excess of $2,000,000 which breach is continuing and uncured; or

                 (c) the occurrence of a failure to perform on a timely basis any material component of the Development Plan.

                 6.3      Procedures Relating to Special Voting Rights.

                 (a) At any time when the special voting rights of the holders of the 1996 Series A Preferred Stock provided in Section 6.2 above shall have become operative and not have been exercised, a proper officer of the Company shall, upon the written request of the holders of record of at least 20% of the shares of 1996 Series A Preferred Stock then outstanding addressed to the Secretary of the Company, call a special meeting of the holders of the 1996 Series A Preferred Stock for the purpose of electing the allotted directors to be elected by the 1996 Series A Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at such place in the continental United States as may be specified in such written request. If such meeting shall not be called by the proper officer of the Company within twenty (20) days after the personal service of such written request upon the Secretary of the Company, or within twenty (20) days after mailing the same within the United States by registered or certified mail enclosed in a postpaid envelope addressed to the Secretary of the Company at its principal office, then the holders of record of at least 20% of the shares of 1996 Series A Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for annual meetings of stockholders and shall be held at such place in the continental United States as may be specified in such notice. Notwithstanding the provisions of this Section 6.3, no such special meeting shall be called during the period of sixty (60) days immediately preceding the date fixed for any annual or special meeting of stockholders if the staff of the Securities and Exchange Commission shall have advised the Company that the calling of any such meeting shall require the Company to amend or supplement its proxy soliciting materials relating to such annual or special meeting of stockholders; and no such special meeting shall be called if in connection with such meeting a proxy solicitation conforming to the rules and regulations issued under the Securities Exchange Act of 1934, as amended, shall be required, but in such event the election of directors by the holders of the 1996 Series A Preferred Stock shall take place at the next annual meeting of stockholders, unless the right of the holders of the 1996 Series A Preferred Stock to elect directors shall in the meantime have terminated.

                          (b) Upon any termination of the right of the holders of the 1996 Series A Preferred Stock to elect directors as hereinabove provided, the term of office of any director then in office elected by the 1996 Series A Preferred Stock shall terminate immediately. If the office of any director elected by the holders of the 1996 Series A Preferred Stock becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, then the procedure provided for in Section 6.3(a) above shall be used to fill the vacancy.

                          (c) Subject to the provisions of Section 6.2, the By-Laws of the Company shall automatically be deemed amended from time to time to provide for the increase or reduction in the maximum authorized number of members of the Board of Directors and for the election procedure as hereinabove in this Section 6.3 provided.

                 6.4.     Rights Relating to Board of Directors.

                          The Company will promptly execute and deliver to any individual elected to the Board of Directors, pursuant to Section 6.2, an agreement by the Company to indemnify and hold harmless such individual for any and all actions taken by such individual in his capacity as a member of the Board of Directors to the fullest extent permitted by the laws of the state of incorporation of the Company. Unless waived or modified by the holders of a majority of the 1996 Series A Preferred Stock, the Company will also use its best efforts to promptly provide for such individual such amount of director's liability insurance as is normal and customary for corporations which have common stock that is publicly traded on the American Stock Exchange.

                 6.5. Certain Actions by the Company. So long as any shares of the 1996 Series A Preferred Stock are outstanding, the Company will not, without the affirmative vote or consent of all of the holders of the outstanding shares of 1996 Series A Preferred Stock, voting as a separate class, amend or repeal any provision of, or add any provision to, the Company's Articles of Incorporation which affect the dividend rate, Liquidation Amount, liquidation preference, conversion price, dividend and liquidation priority, voting rights, or mandatory redemption rights and terms of the 1996 Series A preferred Stock.

                 Unless the vote or consent of the holders of a greater number of shares shall then be required by law or as provided in the immediately preceding paragraph, and so long as any shares of the 1996 Series A Preferred Stock are outstanding, the Company will not, without the affirmative vote or consent of the holders of at least seventy percent (70%) of the outstanding shares of 1996 Series A Preferred Stock, voting as a separate class:

                          (a) amend or repeal any provision of, or add any provision to, the Company's Articles of Incorporation which affect the other rights, powers, preferences or terms of the 1996 Series A preferred Stock;

                          (b) consolidate or merge with or into any other corporation where (1) the Company is not the surviving corporation or
         (2) the Company shall issue to any person as consideration in respect of such consolidation or merger any capital stock of the Company representing 50% or more of the Company's outstanding capital stock prior to such consolidation or merger;

                          (c) sell, transfer or convey all or substantially all of the assets of the Company, or dissolve or liquidate the Company;

                          (d) reclassify any Common Stock into shares having any preference or priority as to the payment of dividends or the distribution of assets superior to or on a parity with any such preference or priority of the 1996 Series A Preferred Stock;

                          (e) declare or pay any dividend, or make any distribution, or purchase, redeem or otherwise acquire for value any capital stock or other interest in the Company now or hereafter outstanding, or make any other distribution of its assets, to the holders of any Junior Stock, unless (i) no Voting Events shall have occurred and be continuing immediately prior to and after such distributions, and (ii) all accumulated dividends with respect to the 1996 Series A Preferred Stock have been paid in full immediately prior to such distribution; or

                           (f) amend or otherwise modify in any material respect the Company's Development Plan.

                 Subsection (b) of this Section 6.5 shall be of no further force or effect at such time that the total number of the Conversion Shares issuable upon conversion of all outstanding shares of the 1996 Series A Preferred Stock at the Conversion Price in effect from time to time, is equal to or less than five percent (5%) of the Company's total issued and outstanding shares of Common stock.

                 7. Covenants of the Company. The failure by the Company to comply with any of the covenants set forth below, unless specifically waived in writing by holders of a majority or more of the 1996 Series A Preferred Stock, shall be a Special Voting Event. The holders of the 1996 Series A Preferred Stock shall have no remedies for violation of the covenants set forth below other than (i) election of directors as provided in Section 6.2 and (ii) a right to specific performance or other equitable remedies.

                 7.1. Board of Directors. So long as the 1996 Series A Preferred Stock shall remain outstanding, the Company shall not increase the number of directors above nine except in connection with the right of the holders of the 1996 Series A Preferred Stock to appoint directors.

                 7.2. Financial Statements. Whether or not the Company remains subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Company will furnish or cause to be furnished to any holder of the 1996 Series A Preferred Stock:

                          (a) As soon as available and in any event within 120 days after the close of each fiscal year of the Company, the audited balance sheet of the Company as of the end of such fiscal year and the audited statements of operations and cashflow of the Company for such fiscal year prepared in accordance with generally accepted accounting principles which fairly present the information included therein (showing any material change in the consistency of the application of such principles from the prior period), accompanied by an opinion of a nationally recognized independent certified public accountant, together with a certificate by the President or the Chief Financial Officer of the Company certifying that no Voting Event has occurred in such year;

                          (b) As soon as available and in any event prior to the close of each fiscal year of the Company, a budget for the consolidated operations of the Company and its subsidiaries for the subsequent fiscal year, broken down by months, certified by the Chief financial Officer of the Company;

                          (c) As soon as available and in any event prior to 50 days after the end of each quarterly period of each fiscal year of the Company, a written report discussing the results of operations and activities described in the Development Plan and explaining any material variations in the results of such operations from the Development Plan, certified by the Chief Financial Officer of the Company;

                          (d) As soon as available and in any event prior to 50 days after the end of each quarter of each fiscal year of the Company, the unaudited balance sheet of the Company at the end of such quarter, the unaudited statements of operations of the Company for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, and unaudited statements of cash flow of the Company from the beginning of the fiscal year to the close of such quarter, all prepared in accordance with generally accepted accounting principles which fairly present the information included therein (showing any material change in the consistency of the application of such principles from the prior quarter) and certified by the Chief Financial Officer of the Company;

                          (e) Promptly upon written request, any monthly financial statements prepared by the Company in the ordinary course of business of the Company;

                          (f) Promptly upon receipt thereof, one copy of each other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any of its subsidiaries;

                          (g) As soon as available and in any event within 90 days after each January 1, an Independent Engineering Report covering all of the oil and gas properties of the Company; and

                          (h) Promptly upon the occurrence of a Voting Event and in no event later than 15 calendar days after the occurrence of such event, a certificate of the Chief Financial Officer of the Company stating that such Voting Event has occurred and specifying the material facts related to such Voting Event and steps being taken or contemplated to be taken to cure such Voting Event.

                 7.3. Inspection of Property. In addition to any rights of the holders of the 1996 Series A Preferred Stock under applicable law to inspect the property of the Company, the Company will permit any representative designated by any holder of the 1996 Series A Preferred Stock, upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company and its subsidiaries, (ii) at the expense of the Company (not to exceed $2,000 per year), examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of the Company and its subsidiaries with the directors, officers, key employees and independent accountants of the Company and its subsidiaries.

                 7.4. Development of Company's Properties. The Company shall take all actions necessary to develop its properties in accordance with the Development Plan.

                 7.5. Change in Control/Management. Gary C. Eveans shall remain the President and Chief Executive Officer of the Company with the customary authority and in the full time employment and active involvement in the operations and affairs of the Company as Mr. Evans is involved on the Closing Date.

                 7.6. Conduct of Business. The Company shall carry on and conduct, and cause each of its subsidiaries to carry on and conduct, its business in substantially the same manner and in substantially the same fields of enterprise as it is conducted on the Closing Date; and do, and, unless merged into the Company, cause each of its subsidiaries to do, all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                 7.7. Insurance. The Company shall maintain, and cause each of its subsidiaries to maintain (a) insurance with financially sound and responsible insurance carriers of the kinds, against the risks and in the relative proportions and amounts usually carried by companies engaged in similar businesses and (b) from and after the earlier of (i) ninety (90) days after the Closing Date; or (ii) the election by the holders of the 1996 Series A Preferred Stock of any director, Directors and Officers Liability insurance, in an amount not less than ten million dollars ($10,000,000), with insurance carriers and covering such risks as approved in writing by the holders of a majority of the 1996 Series A preferred Stock, naming as insured any directors of the Company elected by the holders of the 1996 Series A Preferred Stock.

                 7.8. Maintenance of Property; Development and Maintenance. The Company shall maintain, and cause each of its subsidiaries to maintain, all of its tangible property in good condition and repair and make all necessary replacements thereof and operate the same properly and efficiently and shall develop and maintain, or cause to be developed and maintained (by the prompt payment of all royalties, delay rentals and other sums due thereunder or otherwise), the leases, wells, units and acreage constituting proven property owned or leased by the Company and its subsidiaries as of the Closing date in a prudent manner, and as may be reasonably necessary for the prudent and economical operation of such leases, wells, units and acreage in compliance with all proration and conservation laws and all applicable rules, regulations and orders of any governmental authority. In addition, the Company shall cause all work and development described in the Development Plan to be performed by or before the dates specified for completion thereof in the Development Plan.

                 7.9. Common Stock Reserved; Legality. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the 1996 Series A Preferred Stock; all of such shares of the Common Stock which are issuable to the holders of the 1996 Series A Preferred Stock by way of conversion, redemption or dividend will, when issued, be duly authorized and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges.

                 8. Conversion. The 1996 Series A Preferred Stock shall be convertible as follows:

                 8.1. Right of Holder to Convert. Each share of the 1996 series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after December 31, 1996, in whole or in part, at the office of the Company or any transfer agent for the 1996 Series A Preferred Stock, into the whole number of fully paid and nonassessable shares of Common Stock determined by dividing the Liquidation Value by the Conversion Price in effect at the time of conversion, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the Conversion Price.

                 8.2. Mechanics of Conversion by Holder. In order for any holder of the 1996 Series A Preferred Stock to convert the same into Common Stock, he shall surrender to the Company at the office of the Company or of any transfer agent for the 1996 Series A Preferred Stock, the certificate or certificates representing such 1996 Series A Preferred Stock, accompanied by written notice to the Company that he elects to convert all or a specified number of such shares and stating therein his name or the name or names of his nominees in which he wishes the certificate or certificates for Common Stock to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the 1996 Series A preferred Stock, or to his nominee or nominees, a certificate or certificates representing the number of shares of Common Stock to which he shall be entitled as aforesaid and, if less than the full number of shares of the 1996 Series A Preferred Stock evidenced by such surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares of the 1996 Series A Preferred Stock evidenced by such surrendered certificate less the number of such shares being converted. Any conversion made at the election of a holder of the 1996 Series A Preferred Stock shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the 1996 Series A Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                 8.3. Right of the Company to Convert. The shares of 1996 Series A Preferred Stock may be converted, in whole but not in part, at the option of the Company, into Freely Tradeable Common Stock at any time after December 31, 1998 if (i) there shall not have occurred within the six months prior to the date of delivery of the Conversion Notice described in Section 8.4 below or be outstanding on the date of conversion any event or condition that would give rise to or constitute a Voting Event and (ii) the Common Stock of the Company has traded on a recognized securities exchange or national market system more than an average of 50,000 shares per day (as adjusted for stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like) over the 20-trading-day period prior to the date of the Conversion Notice at an average closing price (the "Required Forced Conversion Market Price") equal to or greater than the difference of

         (a) the following percentage of the Conversion Price per share than in effect (i.e., as adjusted for stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like but without adjustment as provided in either Section 8.5 or
         Section 8.6 or Section 8.7 below):

         Date of                                      Percentage of
         Calculation:                                 Conversion Price:
         -----------                                  ----------------
         On or after December 31, 1998
           but prior to March 31, 1999                       170%

         On or after March 31, 1999
           but prior to June 30, 1999                        181.25%

         On or after June 30, 1999
           but prior to September 30, 1999                   192.50%

         On or after September 30, 1999
           but prior to December 31, 1999                    203.75%

         On or after December 31, 1999                       215%

         minus

         (b) the NPV30 Amount per share of 1996 Series A Preferred Stock actually received by the holders of outstanding shares of 1996 Series A Preferred Stock with respect to such shares provided, however, that with respect to any calculation of Required Forced Conversion Market Price on or after January 1, 2000, the NPV30 Amount to be deducted pursuant to clause (b) shall be deemed to be zero (0). Such conversion shall be without the payment of any additional consideration by the holder and shall be into the whole number of fully paid and nonassessable shares of Freely Tradeable Common Stock determined by dividing (i) the aggregate Liquidation Value relating to all outstanding shares of the 1996 Series A Preferred Stock by (ii) the Conversion Price in effect at the time of conversion, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the Conversion Price.

                 8.4. Mechanics of Conversion by the Company. In order for the Company to convert the 1996 Series A Preferred Stock into Freely Tradeable Common Stock pursuant to Section 8.3 above, the Company shall deliver written notice to the holders of the 1996 Series A Preferred Stock that it elects to convert all of such shares (the "Conversion Notice"). Such Conversion Notice shall set forth the effective date of such conversion (the "Conversion Date") which shall be not less than five (5) Business Days after the date the Conversion Notice is delivered to the holders of the 1996 Series A Preferred Stock and the Company's calculation of the number of shares of Freely Tradeable Common Stock to be issued to the holders of the 1996 series A Preferred Stock upon such conversion including without limitation the component calculations of the Liquidation Value NPV30 and Net Cash Receipts. Such calculations by the Company shall not be binding upon the holders of the 1996 Series A Preferred Stock and if the holders of the 1996 Series A Preferred Stock shall dispute the accuracy of such calculations the holders shall not be obligated to surrender the certificate or certificates representing the 1996 Series A Preferred Stock to be converted as provided in the immediately following sentence and the conversion of the 1996 Series A Preferred Stock shall not be effective until such dispute is resolved pursuant to the arbitration procedure described in Section 6.9 of the Stock Purchase Agreement and the Conversion Date shall be automatically extended to the date such dispute shall be resolved. Prior to the Conversion Date, the holders of the 1996 Series A Preferred Stock shall continue to have all rights and benefits with respect thereto as set forth herein. Upon the Conversion Date, the holders shall surrender to the Company at the office of the Company or of any transfer agent for the 1996 Series A Preferred Stock, the certificate or certificates representing the 1996 Series A Preferred Stock to be converted. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holders of the 1996 Series A Preferred Stock, or to their nominee or nominees, certificates representing the number of shares of Freely Tradeable Common Stock to which they shall be entitled as aforesaid. Any conversion made at the election of the Company pursuant to Section 8.3 above shall be deemed to have been made immediately prior to the close of business on the second Business Day after the date the Conversion Notice has been received by the holder of the 1996 Series A Preferred Stock, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                 8.5. Adjustments to Conversion Price for Voting Events. In the event that a Voting Event shall occur and is occurring, the Conversion Price in effect shall be adjusted to that number determined by multiplying the Conversion Price then in effect by 80%.

                 8.6. Adjustment to Conversion Price on June 30, 1997. In the event that the Company has not received on or before June 30, 1997 at least $15,000,000 of net cash proceeds from the issuance and sale by the Company of Common Stock which was not issued and outstanding on the Closing date, the Conversion Price in effect on June 30, 1997 shall be reduced to the lower of
(i) $4.875 (as reduced or increased, for stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like) or (ii) 25% above the lower of , as calculated on June 30, 1997, (A) the 10-Day Average Price or (B) the 60-Day Average Price.

                 8.7. Adjustment to Conversion Price on July 1, 1997. In the event that the man average price per share (the "7/1/97 Average Price") received by the Company upon the issuance of Common Stock in connection with the public offerings described in clause (iv) of the definition of "Additional Shares of Nonpreferred Stock" shall be less than the amount set forth in the column entitled "7/1/97 Average Price" below, then the Conversion Price in effect on July 1, 1997 shall be reduced (but not increased) to an amount equal to the product of the percentage set forth in the column entitled "Applicable Percentage" below opposite the applicable 7/1/97 Average Price multiplied by the 7/1/97 Average Price.

         7/1/97 Average Price:                  Applicable Percentage:
         --------------------                   ---------------------
         $4.6999 to $4.60                                125%

         $4.5999 to $4.50                                124%

         $4.4999 to $4.40                                123%

         Below $4.40                                     122%

                 8.8.     Adjustments to Conversion Price for Diluting Issues:

                          (a)     Stock Dividends, Subdivisions and
         Combinations. In case at any time or from time to time the Company shall:

                                  (1)      take a record of the holders of its
                 Nonpreferred Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Nonpreferred Stock;

                                  (2)      subdivide its outstanding shares of
                 Nonpreferred Stock into a larger number of shares of Nonpreferred Stock; or

                                  (3)      combine its outstanding shares of
                 Nonpreferred Stock into a smaller number of shares of Nonpreferred Stock;

then the Conversion Price in effect, immediately after the happening of any such event shall be proportionately decreased, in case of the happening of events described in subparagraphs (1) or (2) above, or proportionately increased, in case of the happening of events described in subparagraph (3) above.

                 (b) Certain Other Dividends and Distributions. In case at any time or from time to time the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive any dividend or other distribution of:

                          (1) cash (other than a cash distribution made as a dividend and payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company, to the extent, but only to the extent, that the aggregate of all such dividends paid or declared after the date hereof, does not exceed the consolidated net income, net of consolidated net losses, of the Company and its consolidated subsidiaries earned subsequent to the date hereof determined in accordance with generally accepted accounting principles);

                          (2) any evidence of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Nonpreferred Stock) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Nonpreferred Stock); or

                          (3) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Nonpreferred Stock) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Nonpreferred Stock);

then the Conversion Price in effect shall be adjusted to that number determined by multiplying the Conversion Price then in effect by a fraction (x) the numerator of which shall be the Fair Market Price per share of Common Stock immediately prior to the date of taking such record minus the portion applicable to one share of Common Stock of any such cash so distributable and of the fair value of any and all such evidence of indebtedness, shares of stock, other securities or property, or warrants or other subscription or purchase rights, so distributable and (y) the denominator of which shall be the Fair Market Price per share of Common Stock immediately prior to the date of taking such record. Such fair value shall be determined pursuant to the Valuation Procedure. The "Valuation Procedure" is a determination of fair value of any property made in good faith by the Board of Directors; provided, that if the holders of a majority of the 1996 Series A Preferred Stock object to such determination within 10 days of receipt of written notification thereof, then the fair value of such property shall be determined in good faith by a recognized national investment bank selected by unanimous vote or consent of the Board of Directors, which investment bank is not reasonably objected to by the holders of a majority of the 1996 Series A Preferred Stock. The fees and expenses of such investment bank shall be paid by the Company. A reclassification of the Nonpreferred Stock into shares of Nonpreferred Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Nonpreferred Stock of such shares of such other class of stock within the meaning of this Section 8.3(b) and, if the outstanding shares of Nonpreferred Stock shall be changed into a larger or smaller number of shares of Nonpreferred Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Nonpreferred Stock within the meaning of
Section 8.3(a).

                 (c) Issuance of Additional Shares of Nonpreferred Stock. In case at any time or from time to time after the Closing Date, the Company shall (except as hereinafter provided) issue, whether in connection with the merger of a corporation into the Company or otherwise, any

Additional Shares of Nonpreferred Stock for a consideration per share less than either the Conversion Price or the Fair Market Price per share of Common Stock on the Computation Date (determined as set forth in the last sentence of this Section 8.3(c)), then the Conversion Price shall be adjusted to the lower of either:

                          (i) that number determined by multiplying the Conversion Price in effect immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Nonpreferred Stock, plus the number of shares of Nonpreferred Stock which the aggregate consideration for the total number of such Additional Shares of Nonpreferred Stock so issued would purchase at the Fair Market Price per share of Common Stock and (y) the denominator of which shall be the number of shares of Nonpreferred Stock plus the number of such Additional Shares of Nonpreferred Stock so issued; or

                          (ii) the value of the consideration per share for which such Additional Shares of Nonpreferred Stock were issued (or, in the case of adjustments under Sections 8.3(d) or 8.3(e), are issuable).

No adjustment of the Conversion Price shall be made under this Section 8.3(c) upon the issuance of any Additional Shares of Nonpreferred Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 8.3(d) or 8.3(e). For purposes of this Section 8.3(c), the Computation Date shall be the earlier of (i) the date on which the Company shall enter into a firm contract for the issuance of such Additional Shares of Nonpreferred Stock, or (ii) the date of actual issuance of such Additional Shares of Nonpreferred Stock.

                 (d) Issuance of Warrants, Options or Other Rights. In case at any time or from time to time after the Closing Date, the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any warrants, options or other rights to subscribe for or purchase any Additional Shares of Nonpreferred Stock or any Convertible Securities and the consideration per share for which Additional Shares of Nonpreferred Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than either the Conversion Price or the Fair Market Price per share of Common Stock on the Computation Date (determined as set forth in the last sentence of this Section 8.3(d), then the Conversion Price shall be adjusted as provided in
Section 8.3(c). Such adjustment shall be made on the basis that (i) the maximum number of Additional Shares of Nonpreferred Stock issuable pursuant to all such warrants, options or other rights are necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the Computation Date (determined as set forth in the last sentence of this Section 8.3(d), and (ii) the aggregate consideration for such maximum number of Additional Shares of Nonpreferred Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Nonpreferred Stock pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities. For purposes of this Section 8.3(d), the Computation Date shall be the earliest to occur of (a) the date on which the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive any such warrants, options or other rights, (b) the date on which the Company shall enter into a firm contract for the issuance of such warrants, options or other rights, and (c) the date of actual issuance of such warrants, options or other rights.

                 (e) Issuance of Convertible Securities. In case at any time or from time to time after the Closing Date, the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any Convertible Securities and the consideration per share for which Additional Shares of Nonpreferred Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than either the Conversion Price or the Fair Market Price per share of Common Stock on the Computation Date (determined as set forth in the last sentence of this Section 8.3(e)), then the Conversion Price shall be adjusted as provided in Section 8.3(c). Such adjustments shall be made on the basis that (i) the maximum number of Additional Shares of Nonpreferred Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the Computation Date (determined as set forth in the penultimate sentence of this Section 8.3(e)), and (ii) the aggregate consideration for such maximum number of Additional Shares of Nonpreferred Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional shares of Nonpreferred Stock pursuant to the terms of such Convertible Securities. No adjustment of the Conversion Price shall be made under this Section 8.3(e) upon the issuance of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 8.3(d). For purposes of this Subsection, the Computation Date shall be the earliest of (a) the date on which the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive any such Convertible Securities, (b) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities, and (c) the date of actual issuance of such Convertible Securities.

                 (f) Superseding Adjustment of Conversion Price. If, at any time after any adjustment of the Conversion Price shall have been made pursuant to the foregoing Section 8.3(d) or 8.3(i) on the basis of the issuance of warrants or other rights or the issuance of other Convertible Securities, or after any new adjustment of the Conversion Price shall have been made pursuant to this Section 8.3(f):

                          (1) all of such warrants, options or rights or the right of conversion or exchange in such other Convertible Securities shall expire, and none of such warrants options or rights, or the right of conversion or exchange in respect of such other Convertible Securities, as the case may be, shall have been exercised; or

                          (2) the consideration per share, for which Additional Shares of Nonpreferred Stock are issuable pursuant to all of such warrants, options or rights or the terms of all of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, and none of such warrants, options or rights, or the right of conversion or exchange in respect of such other Convertible Securities, as the case may be, shall have been exercised;

such previous adjustment shall be rescinded and annulled and the Additional Shares of Nonpreferred Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants, rights or options or other Convertible Securities on the basis of treating any such warrants, options or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for such Additional Shares of Nonpreferred Stock are issuable under such warrants or rights or other Convertible Securities; and, if and to the extent called for by the foregoing provisions of this Section 8.3 on the basis aforesaid, a new adjustment of the Conversion Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

                 (g) Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the making of adjustments of the Conversion Price hereinbefore provided for in this Section 8.3:

                          (1)     Treasury Stock.  The sale or other
         disposition of any issued shares of Nonpreferred Stock owned or held by or for the account of the Company shall be deemed an issuance thereof for purposes of this Section 8.3.

                          (2) Computation of Consideration. To the extent that any Additional Shares of Nonpreferred Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Nonpreferred Stock or any Convertible Securities shall be issued solely for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company therefor, or, if such Additional Shares of Nonpreferred Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such

         Additional Shares of Nonpreferred Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof. The consideration for any Additional Shares of Nonpreferred Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Company for issuing such warrant, options or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants, options or other rights. The consideration for any Additional Shares of Nonpreferred Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received or receivable by the Company for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. To the extent that any issuance shall be for a consideration other than solely for cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined pursuant to the Valuation Procedure.

                          (3) When Adjustments to be made. The adjustments required by the preceding subsections of this Section 8.3 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Conversion Price that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of the Nonpreferred Stock as provide for in Section 8.3(a)) unless and until such adjustment, either by itself or with other adjustments not previously made, adds or subtracts at least $0.05 to the Conversion Price, as determined in good faith by the Board of Directors of the Company.
         Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 8.3 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                          (4)     Fractional Interests.  In computing
         adjustments under this Section 8.3, fractional interests in Nonpreferred Stock shall be taken into account of the nearest one-thousandth of a share.

                          (5) When Adjustment Not Required. If the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to shareholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                          (h) Merger, Consolidation or Disposition of Assets. In case the Company shall merge or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and pursuant to the terms of such merger, consolidation or disposition, shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Nonpreferred Stock of the Company, then each holder of a share of the 1996 Series A Preferred Stock shall have the right thereafter to receive, upon exercise of such share of the 1996 Series A Preferred Stock, shares of common stock each comprising the number of shares of common stock of the successor or acquiring corporation receivable upon or as a result of such merger, consolidation or disposition of assets by a hold of the number of shares of Common Stock into which one share of the 1996 Series A Preferred Stock could be converted immediately prior to such event. If, pursuant to the terms of such merger, consolidation or disposition of assets, any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) are to be received by or distributed to the holders of Nonpreferred Stock of the Company in addition to common stock of the successor or acquiring corporation, then the Conversion Price in effect shall be adjusted to that number determined by multiplying the Conversion Price then in effect by a fraction (x) the numerator which shall be the Fair Market Price per share of Common Stock immediately prior to the closing of such merger, consolidation or disposition minus the portion applicable to one share of Common Stock of any such cash so distributable and of the fair value of any such shares of stock or other securities or property so received or distributed and (y) the denominator of which shall be the Fair Market Price per share of Common Stock immediately prior to the closing of such merger, consolidation or disposition. The fair value of any such shares of stock or other securities or property shall be determined pursuant to the Valuation Procedure. In case of any such merger, consolidation or disposition of assets, the successor acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition thereof to be performed and observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments to the Conversion Price which shall be as nearly equivalent as practicable to the adjustments provided for in this Section. For the purposes of this Section "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class, which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption, and shall also include any evidence of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 8.3(h) shall similarly apply to successive mergers, consolidations or dispositions of assets.

                          (i)     Other Action Affecting Nonpreferred Stock.
         In case at any time or from time to time the Company shall take any action affecting its Nonpreferred Stock, other than an action described in any of the foregoing Sections 8.3(a) through (h), inclusive, then, unless in the opinion of the Board of Directors such action will not have a materially adverse effect upon the rights of the holders of the 1996 Series A Preferred Stock, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors may in good faith determine to be equitable in the circumstances.

                 8.9. No Impairment. Other than in connection with the amendment of its Articles of Incorporation approved by the requisite number of stockholders, the Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the 1996 Series A Preferred Stock against impairment. Without limiting the generality of the foregoing, the Company (i) will not permit the par value of any shares of stock at the time receivable upon the conversion of the 1996 Series A Preferred Stock to exceed the Conversion Price then in effect, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid nonassessable shares of stock on the conversion of the 1996 Series A Preferred Stock, and (iii) will not issue any Additional Shares of Nonpreferred Stock or Convertible Securities or take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after such issuance or action upon the conversion or redemption of, or payment of all outstanding dividends on, all of the then outstanding shares of 1996 Series A Preferred Stock will exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation and available for the purpose of issue upon such conversion or redemption or payment of such dividend.

                 8.10. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
Section 8, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the 1996 Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Company for any Additional Shares of Nonpreferred Stock issued or sold or deemed to have been issued, (ii) the number of shares of Nonpreferred Stock outstanding or deemed to be outstanding, and (iii) the Conversion Price in effect immediately prior to such issue or sale and as adjusted and readjusted on account thereof, showing how it was calculated. The Company shall, upon the written request at any time of any holder of the 1996 Series A Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) the Conversion Price at the time in effect, showing how it was calculated, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the 1996 Series A Preferred Stock.

                 8.11 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of the 1996 Series A Preferred Stock at least ten days prior to the date specified therein, a notice specifying the date on which such record is to be taken for the purpose of such dividend or distribution.

         IN WITNESS WHEREOF, MAGNUM PETROLEUM, INC. has caused a corporate seal to be hereunto affixed and this certificate to be signed by Gary C. Evans, its President and Chief Executive Officer and Morgan F. Johnston, Secretary, this 6th day of December, 1996.


                                    By:  /s/  Gary C. Evans
                                       ----------------------------------------
                                        Gary C. Evans
                                        President and Chief Executive Officer


                                    By:  /s/  Morgan F. Johnston
                                       ----------------------------------------
                                        Morgan F. Johnston
                                        Secretary






COUNTY OF DALLAS          )
                          )
STATE OF TEXAS            )

Before me, the undersigned authority, personally appeared GARY C. EVANS, known to me to be the identical person who signed the name of the maker thereof to the within and foregoing instrument as President and Chief Executive Officer of Magnum Petroleum, Inc. and that he acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of said corporation, for the uses and purposes therein expressed.

Subscribed and sworn to before me on this 6th day of December, 1996.

MY COMMISSION EXPIRES:                       NOTARY PUBLIC


     [SEAL]                                  /s/  Brenda M. Yerian
----------------------------------           --------------------------------
                                             In and for the State of Texas

                                   EXHIBIT A

                    Approved List of Engineering Consultants

1.       Gaffney, Cline & Associates Inc.

2.       Ryder, Scott

3.       Netherland, Sewell & Associates

4.       Cawley Gillespie

5.       DeGolyer & MacNaughton

                                   Schedule 1
                            Discount Factors for the
                                 "NPV30 Amount"

-------------------------------------------------------------
         Period             Quarter          30% Disc.
       (Quarter)            Ending            Factor
-------------------------------------------------------------
          0.0             At Funding         1.000000
-------------------------------------------------------------
          0.3               Dec-96           0.978537
-------------------------------------------------------------
          1.3               Mar-97           0.910267
-------------------------------------------------------------
          2.3               Jun-97           0.846760
-------------------------------------------------------------
          3.3               Sep-97           0.787684
-------------------------------------------------------------
          4.3               Dec-97           0.732729
-------------------------------------------------------------
          5.3               Mar-98           0.681609
-------------------------------------------------------------
          6.3               Jun-98           0.634055
-------------------------------------------------------------
          7.3               Sep-98           0.589818
-------------------------------------------------------------
          8.3               Dec-98           0.548668
-------------------------------------------------------------
          9.3               Mar-99           0.510389
-------------------------------------------------------------
          10.3              Jun-99           0.474780
-------------------------------------------------------------
          11.3              Sep-99           0.441656
-------------------------------------------------------------
          12.3              Dec-99           0.410843
-------------------------------------------------------------
          13.3             Mar-2000          0.382180
-------------------------------------------------------------
          14.3             Jun-2000          0.355516
-------------------------------------------------------------
          15.3             Sep-2000          0.330712
-------------------------------------------------------------
          16.3             Dec-2000          0.307639
-------------------------------------------------------------
          17.3             Mar-2001          0.286176
-------------------------------------------------------------
          18.3             Jun-2001          0.266210
-------------------------------------------------------------
          19.3             Sep-2001          0.247638
-------------------------------------------------------------
          20.3             Dec-2001          0.230361
-------------------------------------------------------------
          21.3             Mar-2002          0.214289
-------------------------------------------------------------
          22.3             Jun-2002          0.199339
-------------------------------------------------------------
          23.3             Sep-2002          0.185431
-------------------------------------------------------------
          24.3             Dec-2002          0.172494
-------------------------------------------------------------
          25.3             Mar-2003          0.160460
-------------------------------------------------------------
          26.3             Jun-2003          0.149265
-------------------------------------------------------------
          27.3             Sep-2003          0.138851
-------------------------------------------------------------
          28.3             Dec-2003          0.129164
-------------------------------------------------------------
          29.3             Mar-2004          0.120152
-------------------------------------------------------------
          30.3             Jun-2004          0.111770
-------------------------------------------------------------
          31.3             Sep-2004          0.103972
-------------------------------------------------------------
          32.3             Dec-2004          0.096718
-------------------------------------------------------------
          33.3             Mar-2005          0.089970
-------------------------------------------------------------

-------------------------------------------------------------
          34.3             Jun-2005          0.083693
-------------------------------------------------------------
          35.3             Sep-2005          0.077854
-------------------------------------------------------------
          36.3             Dec-2005          0.072422
-------------------------------------------------------------

                                  ATTACHMENT 1

                              Outstanding Warrants

1. Whitestone Group Limited - 25,000 shares at $4.50 per share. Expire October 16, 1997.

2.       Dean Dumont - 37,500 shares at $3.00 per share.  Expire December 31,
         1997.

3.       Frank Girardi - 100,000 shares at $4.125 per share.  Expire June 30,
         1997.

4. American Founders Life Insurance - 75,000 shares in the aggregate at various exercise prices (25,000 at $5.18, 25,000 at $5.65, and 25,000 at $6.13 per share). Expire three to five years from October 31, 1996.

5. Research Works, Inc. - total of 60,000 shares (of which 45,000 have been earned as of December 6, 1996) at $3.375 per share. Expire January 16, 1999.

                                  ATTACHMENT 2

                              Outstanding Options

1.       R. Renn Rothrock, Jr. - 10,215 shares
2.       Richard R. Frazier - 10,215 shares
3.       David Keglovits - 8,938 shares
4.       Francis Evans - 7,661 shares
5.       Jon Kolstad - 2,554 shares
6.       Bob Jackson - 2,554 shares
7.       Vicki Newman - 2,043 shares
8.       Nicki J. Lutz - 1,660 shares
9.       Ursula Kuehn - 1,660 shares

All of the above options were granted at an exercise price of $.73425 per share. The board of Hunter authorized the granting of these options on November 20, 1991. These options are reported after adjustment for the Hunter Magnum transaction as these options were substituted for Hunter options upon consummation of the Hunter Magnum transaction.

Options granted to Directors:

1.       Matthew C. Lutz - 51, 073 shares
2.       James Upfield - 25,536 shares
3.       Gerland Bolfing - 25,536 shares
4.       Oscar Lindemann - 25,536 shares
5.       Gary C. Evans - 89,377 shares

All of the above options were granted, with the exceptions noted above, at an exercise price of $.73425 per share, except for Oscar Lindemann's whose exercise price is $1.65 per share. The board of Hunter authorized the granting of these options at the time the individual person became a board member.
These options are reported after adjustment for the Hunter Magnum transaction as these options were substituted for Hunter options upon consummation of the Hunter Magnum transaction.

                                                              EXECUTION ORIGINAL





                  CERTIFICATE OF VOTING POWERS, DESIGNATIONS,
                   PREFERENCES, AND RELATIVE, PARTICIPATING,
                      OPTIONAL OR OTHER SPECIAL RIGHTS OF
                   1996 SERIES A CONVERTIBLE PREFERRED STOCK





                          Dated as of December 6, 1996

                               TABLE OF CONTENTS

1.       Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.       Ranking of the 1996 Series A Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

3.       Dividends; Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.1.  Dividend Payment Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.2.  Form of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.3.  Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.4.  Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

4.       Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.1.  Mandatory Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.2.  Redemption Upon Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.3.  Optional Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.4   Redemption Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

5.       Liquidation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

6.       Voting Rights of 1996 Series A Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.1.  Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.2.  Special Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 6.2.1  Special Voting Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 6.2.2  Limited Voting Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.3.  Procedures Relating to Special Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.4.  Rights Relating to Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.5.  Certain Actions by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

7.       Covenants of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.1.  Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.2.  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.3.  Inspection of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.4.  Development of Company's Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.5.  Change in Control/Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.6.  Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.7.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.8.  Maintenance of Property; Development and Maintenance . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.9.  Common Stock Reserved; Legality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

8.       Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         8.1.  Right of Holder to Convert . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8.2.  Mechanics of Conversion by Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8.3.  Right of the Company to Convert  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8.4.  Mechanics of Conversion by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8.5.  Adjustments to Conversion Price for Voting Events  . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8.6.  Adjustment to Conversion Price on June 30, 1997  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8.7.  Adjustment to Conversion Price on July 1, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         8.8.  Adjustments to Conversion Price for Diluting Issues  . . . . . . . . . . . . . . . . . . . . . . . . .  28
         8.9.  No Impairment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         8.10.  Certificate as to Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         8.11.  Notices of Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                             ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                             MAGNUM PETROLEUM, INC.

                 Pursuant to the applicable provisions of the Nevada Business Corporations Act, Magnum Petroleum, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

                 First: The present name of the Corporation is Magnum Petroleum, Inc.

                 Second: That the Board of Directors of said Corporation at a meeting duly convened and held on the 20th day of February, 1997, adopted a resolution to amend the articles as follows:

                Article I is hereby amended to read as follows:

                           ARTICLE I - CORPORATE NAME

                 The name of the corporation (hereinafter called the "Corporation") is Magnum Hunter Resources, Inc.

                 Third: The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 13,708,327, that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding to vote thereon.

Dated:  March 11, 1997.

MAGNUM PETROLEUM, INC.


By:  /s/  Matthew C. Lutz
   ----------------------------------------
    Matthew C. Lutz, Vice-Chairman and Vice
    President of Exploration and Development


By:  /s/  Morgan F. Johnston
   ----------------------------------------
    Morgan F. Johnston
    Secretary

COUNTY OF DALLAS          )
                          )
STATE OF TEXAS            )

Before me, the undersigned authority, personally appeared Matthew C. Lutz, known to me to be the identical person who signed the name of the maker thereof to the within and foregoing instrument as Vice Chairman and Exploration and Development Manager of Magnum Petroleum, Inc. and that he acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of said corporation, for the uses and purposes therein expressed.

Subscribed and sworn to before me on this 10th day of March, 1997.

MY COMMISSION EXPIRES:                      NOTARY PUBLIC


   3-9-99                                   /s/ Brenda M. Yerian
----------------------------------          ---------------------------------
(SEAL)



COUNTY OF DALLAS          )
                          )
STATE OF TEXAS            )

Before me, the undersigned authority, personally appeared Morgan F. Johnston, known to me to be the identical person who signed the name of the maker thereof to the within and foregoing instrument as Secretary Magnum Petroleum, Inc. and that he acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of said corporation, for the uses and purposes therein expressed.

Subscribed and sworn to before me on this 11th day of March, 1997.

MY COMMISSION EXPIRES:                      NOTARY PUBLIC


   3-9-99                                   /s/ Brenda M. Yerian
----------------------------------          ---------------------------------
(SEAL)

                                                              EXECUTION ORIGINAL

                FIRST AMENDMENT OF CERTIFICATE OF VOTING POWERS,
            DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING,
                      OPTIONAL OR OTHER SPECIAL RIGHTS OF
                   1996 SERIES A CONVERTIBLE PREFERRED STOCK

                 We, Gary C. Evans, President and Chief Executive Officer, and Morgan Johnston, Secretary, of Magnum Hunter Resources, Inc., formerly known as Magnum Petroleum, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Nevada, in accordance with the provisions of Section 78.195 of the Nevada Revised Statutes thereof, DO HEREBY CERTIFY:

                 WHEREAS, the Company executed that certain Certificate of Voting Powers, Designations, Preferences, and Relative, Participating, Optional or Other Special Rights of Series A Convertible Preferred Stock dated as of December 6, 1996 (the "Certificate of Designations");

                 WHEREAS, the Company issued one million (1,000,000) shares of preferred stock designated as 1996 Series A Convertible Preferred Stock pursuant to the Certificate of Designations;

                 WHEREAS, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, of the Company, such Board of Directors, at a meeting of the Board of Directors held pursuant to the General Corporation Law of the State of Nevada, duly adopted a resolution providing for the amendment of the Certificate of Designations (this "Amendment"); and

                 WHEREAS, the Company has received the consent of at least seventy percent (70%) of the holders of the 1996 Series A Convertible Preferred Stock to execute this Amendment.

                 NOW THEREFORE, the Company does hereby amend the Certificate of Designations as follows:

                 1. The clause (iv) (a) of definition of "Additional Shares of Nonpreferred Stock" heretofore providing "(a) in one or more underwritten public offerings after the Closing Date and on or before June 30, 1997 at a price per share less than the Conversion Price but not less than $4.00 and/or" shall be amended to read as follows:

                          (a) in one or more underwritten public offerings after the Closing Date and on or before December 31, 1997 at a price per share less than the Conversion Price but not less than $4.40 and/or

                 2. Section 4.1 of the Certificate of Designations shall be amended by deleting the first sentence thereof and replacing it with the following:

                 In the event that the Company has not received before December 31, 1997 net cash proceeds from the issuance and sale by the Company of Common Stock which (a) was not issued and outstanding on the Closing Date and (b) shall be issued and sold for cash consideration received by the Company including without limitation pursuant to the exercise of the IPO Warrants at a price of $5.50 per share or more but otherwise not upon the conversion of any debt, equity or other securities of the Company in an amount equal to or more than $15,000,000, the Company shall redeem annually on each of June 30, 2006, June 30, 2007 and June 30, 2008, 333,333 shares of the 1996 Series A Preferred Stock.

                 3. Section 8.6 of the Certificate of Designations shall be amended by deleting it in its entirety and replacing it with the following:

                          8.6 Adjustment to Conversion Price on December 31, 1997. In the event that the Company has not received on or before December 31, 1997 at least $15,000,000 of net cash proceeds from the issuance and sale by the Company of Common Stock which (a) was not issued and outstanding on the Closing Date and (b) shall be issued and sold for cash consideration received by the Company including without limitation pursuant to the exercise of the IPO Warrants at a price of $5.50 per share or more but otherwise not upon the conversion of any debt, equity or other securities of the Company, the Conversion Price in effect on December 31, 1997 shall be reduced to the lower of (i) $4.875 (as reduced or increased, for stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like), or (ii) 125% of the lower of, as calculated on December 31, 1997, (A) the 10-Day Average Price or (B) the 60-Day Average Price.

                 4. Section 8.7 of the Certificate of Designations shall be amended by deleting it in its entirety and replacing it with the following:

                          8.7 Adjustment to Conversion Price on January 1, 1998. In the event that the mean average price per share (the "1/1/98 Average Price") received by the Company upon the issuance of Common Stock in connection with the public offerings described in clause (iv) of the definition of "Additional Shares of Nonpreferred Stock" shall be less than $4.70 (as reduced or increased, for stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like), then the Conversion Price in effect on January 1, 1998 shall be reduced (but not increased) to an amount equal to the product of the percentage set forth in the column entitled "Applicable Percentage" below opposite the applicable 1/1/98 Average Price multiplied by the 1/1/98 Average Price.

                          1/1/98 Average Price:          Applicable Percentage:
                          --------------------           ---------------------
                          $4.6999 to $4.60                       125%

                          $4.5999 to $4.50                       124%

                          $4.4999 to $4.40                       123%

                          Below $4.40                            122%

                 5. The Certificate of Designation shall remain in full force and effect as amended hereby and the Company hereby ratifies and affirms the Certificate of Designations as so amended.

    IN WITNESS WHEREOF, MAGNUM HUNTER RESOURCES, INC. has caused its corporate seal to be hereunto affixed and this Amendment to be signed by Gary C. Evans, its President and Morgan Johnston, its Secretary, this 30th day of April, 1997.



                                      By        /s/  Gary C. Evans
                                          -----------------------------------
                                          Gary C. Evans
                                          President and Chief Executive
                                          Officer



                                      By        /s/   Morgan Johnston
                                          -----------------------------------
                                          Morgan Johnston
                                          Secretary

COUNTY OF DALLAS          )
                          )
STATE OF TEXAS            )

Before me, the undersigned authority, personally appeared GARY C. EVANS, known to me to be the identical person who signed the name of the maker thereof to the within and foregoing instrument as President and Chief Executive Officer of Magnum Hunter Resources, Inc. and that he acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of said corporation, for the uses and purposes therein expressed.

Subscribed and sworn to before me on this 30th day of April, 1997.

MY COMMISSION EXPIRES:                     NOTARY PUBLIC



(SEAL)
                                           ----------------------------------
                                           In and for the State of Texas